Exhibit 10.39

Where denoted by “[***]”, the confidential material contained herein has been omitted and has been separately filed with the Staff of the Securities and Exchange Commission.

REVOLVING CREDIT

AND

SECURITY AGREEMENT

Dated as of July 10, 2013

among

UNITEK GLOBAL SERVICES, INC., UNITEK ACQUISITION, INC., PINNACLE WIRELESS USA, INC., UNITEK USA, LLC,
ADVANCED COMMUNICATIONS USA, INC.,
DIRECTSAT USA, LLC, FTS USA, LLC,

as Borrowers

and

APOLLO INVESTMENT CORPORATION,
as Agent for Lenders

i

	3.10	Gross Up for Taxes	66
	3.11	Withholding Tax Exemption	66

IV.	COLLATERAL: GENERAL TERMS		67

	4.1	Security Interest in the Collateral	67
	4.2	Perfection of Security Interest	67
	4.3	Disposition of Collateral	68
	4.4	Preservation of Collateral	68
	4.5	Ownership of Collateral and Assets	69
	4.6	Defense of Agent’s and Lenders’ Interests	70
	4.7	Books and Records	70
	4.8	Financial Disclosure	70
	4.9	Compliance with Laws	71
	4.10	Inspection of Premises and Inspections/Evaluation of Collateral	71
	4.11	Insurance	71
	4.12	Failure to Pay Insurance	72
	4.13	Payment of Taxes	73
	4.14	Payment of Leasehold Obligations	73
	4.15	Receivables	73
	4.16	Inventory	77
	4.17	Maintenance of Equipment	77
	4.18	Exculpation of Liability	77
	4.19	Environmental Matters	78
	4.20	Financing Statements	79
	4.21	Special Provisions Regarding Term Debt Priority Collateral	80

V.	REPRESENTATIONS AND WARRANTIES		80

	5.1	Authority	80
	5.2	Formation and Qualification; Inactive Subsidiaries; Foreign Subsidiaries	81
	5.3	Survival of Representations and Warranties	81
	5.4	Tax Returns	82
	5.5	Financial Statements	82
	5.6	Entity Names	83
	5.7	OSHA and Environmental Compliance	83
	5.8	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	83
	5.9	Patents, Trademarks, Copyrights and Licenses	85
	5.10	Licenses and Permits	85
	5.11	[RESERVED]	85
	5.12	No Default	85
	5.13	No Burdensome Restrictions	85
	5.14	No Labor Disputes	85
	5.15	Margin Regulations	86
	5.16	Investment Company Act	86
	5.17	Disclosure	86
	5.18	Delivery of Term Debt Documents and Intercreditor Agreement	86
	5.19	Swaps	86

	5.20	Conflicting Agreements	86
	5.21	Application of Certain Laws and Regulations	86
	5.22	Business and Property of Borrowers	87
	5.23	[RESERVED]	87
	5.24	Anti-Terrorism Laws	87
	5.25	Trading with the Enemy	88
	5.26	[RESERVED]	88
	5.27	Equity Interests	88
	5.28	Commercial Tort Claims	88
	5.29	Letter of Credit Rights	88
	5.30	Material Contracts	88

VI.	AFFIRMATIVE COVENANTS		88

	6.1	Payment of Fees	88
	6.2	Conduct of Business and Maintenance of Existence and Assets	89
	6.3	Violations	89
	6.4	Government Receivables	89
	6.5	Financial Covenants	89
	6.6	Execution of Supplemental Instruments	89
	6.7	Payment of Indebtedness	89
	6.8	Standards of Financial Statements	90

VII.	NEGATIVE COVENANTS		90

	7.1	Merger, Consolidation, Acquisition and Sale of Assets	90
	7.2	Creation of Liens	90
	7.3	Guarantees	90
	7.4	Investments	91
	7.5	Loans	91
	7.6	[RESERVED]	91
	7.7	Dividends	91
	7.8	Indebtedness	92
	7.9	Nature of Business	93
	7.10	Transactions with Affiliates	93
	7.11	Leases	94
	7.12	Subsidiaries	94
	7.13	Fiscal Year and Accounting Changes	95
	7.14	Pledge of Credit	95
	7.15	Amendment of Organizational Documents	95
	7.16	Compliance with ERISA	96
	7.17	Prepayment of Indebtedness; Earn-Outs	96
	7.18	Anti-Terrorism Laws	97
	7.19	Restrictive Agreements	97
	7.20	Trading with the Enemy Act	97
	7.21	Subordinated Debt	97
	7.22	Amendments to Term Debt Documents	97
	7.23	Amendment of DIRECTV Documents	98

VIII.	CONDITIONS PRECEDENT		98

	8.1	Conditions to Initial Advances	99
	8.2	Conditions to Each Advance	102

IX.	INFORMATION AS TO BORROWERS		103

	9.1	Disclosure of Material Matters	103
	9.2	Schedules	103
	9.3	Environmental Reports	104
	9.4	Litigation	104
	9.5	Material Occurrences	104
	9.6	Government Receivables	105
	9.7	Annual Financial Statements	105
	9.8	Quarterly Financial Statements	105
	9.9	Monthly Financial Statements	105
	9.10	Other Reports	106
	9.11	Additional Information	106
	9.12	Projected Operating Budget	106
	9.13	2011 and 2012 Audits	106
	9.14	Notice of Suits, Adverse Events	107
	9.15	ERISA Notices and Requests	107
	9.16	Additional Documents	108

X.	EVENTS OF DEFAULT		108

	10.1	Nonpayment	108
	10.2	Breach of Representation	108
	10.3	Financial Information	108
	10.4	Judicial Actions	108
	10.5	Noncompliance	108
	10.6	Judgments	108
	10.7	Bankruptcy	109
	10.8	Affiliate or Guarantor Bankruptcy	109
	10.9	Material Adverse Effect	109
	10.10	Lien Priority	109
	10.11	Term Debt Indebtedness	109
	10.12	Cross Default	110
	10.13	Breach of Guaranty or Pledge Agreement	110
	10.14	Change of Control	110
	10.15	Invalidity	110
	10.16	Licenses	110
	10.17	Seizures	110
	10.18	Operations	111
	10.19	Pension Plans	111
	10.20	DIRECTV Documents	111

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		111

	11.1	Rights and Remedies	111

	11.2	Agent’s Discretion	113
	11.3	Setoff	113
	11.4	Rights and Remedies not Exclusive	113
	11.5	Allocation of Payments	113

XII.	WAIVERS AND JUDICIAL PROCEEDINGS		114

	12.1	Waiver of Notice	114
	12.2	Delay	114
	12.3	Jury Waiver	114

XIII.	EFFECTIVE DATE AND TERMINATION		115

	13.1	Term	115
	13.2	Termination	115

XIV.	REGARDING AGENT		115

	14.1	Appointment	116
	14.2	Nature of Duties	116
	14.3	Lack of Reliance on Agent and Resignation	116
	14.4	Certain Rights of Agent	117
	14.5	Reliance	118
	14.6	Notice of Default	118
	14.7	Indemnification	118
	14.8	Agent in its Individual Capacity	118
	14.9	Delivery of Documents	118
	14.10	Borrowers’ Undertaking to Agent	119
	14.11	No Reliance on Agent’s Customer Identification Program	119
	14.12	Other Agreements	119
	14.13	Lenders’ Agreements Regarding Intercreditor Agreement	119

XV.	BORROWING AGENCY		119

	15.1	Borrowing Agency Provisions	119
	15.2	Waiver of Subrogation	120

XVI.	MISCELLANEOUS		120

	16.1	Governing Law	121
	16.2	Entire Understanding	121
	16.3	Successors and Assigns; Participations; New Lenders	123
	16.4	Application of Payments	126
	16.5	Indemnity	126
	16.6	Notice	127
	16.7	Survival	128
	16.8	Severability	128
	16.9	Expenses	129
	16.10	Injunctive Relief	129
	16.11	Consequential Damages	129
	16.12	Captions	129
	16.13	Counterparts; Facsimile Signatures	129

v

16.14	Construction	129
16.15	Confidentiality; Sharing Information	130
16.16	Publicity	130
16.17	Certifications From Banks and Participants; USA PATRIOT Act	130

Exhibit 1.2	—	Form of Borrowing Base Certificate
Exhibit 1.2(a)	—	Form of Compliance Certificate
Exhibit 2.1(a)	—	Form of Revolving Credit Note
Exhibit 2.4(a)	—	Form of Swing Line Note
Exhibit 5.5(b)	—	Projections
Exhibit 8.1(j)	—	Form of Financial Condition Certificate
Exhibit 16.3	—	Form of Commitment Transfer Supplement

The Liens created by this Revolving Credit and Security Agreement and the Other Documents (as defined herein) on the collateral described herein and therein, and the rights and remedies of Agent and Lenders with respect to such Liens, are subject to the provisions of the Intercreditor Agreement dated as of April 15, 2011, as amended from time to time, between FBR Capital Markets LT, Inc., as Term Debt Representative (or any successor thereto in such capacity), and PNC Bank, National Association, as ABL Representative (or any successor thereto in such capacity).

REVOLVING CREDIT

AND

SECURITY AGREEMENT

Revolving Credit and Security Agreement dated as of July 10, 2013, among UNITEK GLOBAL SERVICES, INC., a corporation organized under the laws of the State of Delaware (“UniTek Parent”), UNITEK ACQUISITION, INC., a corporation organized under the laws of the State of Delaware (“UniTek Acquisition”) PINNACLE WIRELESS USA, INC., a corporation organized under the laws of the State of Delaware (“Pinnacle”), UNITEK USA, LLC, a limited liability company organized under the laws of the State of Delaware (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a corporation organized under the laws of the State of Delaware (“Advanced Communications”), DIRECTSAT USA, LLC, a limited liability company organized under the laws of the State of Delaware (“DirectSat”), FTS USA, LLC, a limited liability company organized under the laws of the State of Delaware (“FTS”) (UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communication, DirectSat, FTS and each Person joined hereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and APOLLO INVESTMENT CORPORATION (“AIC”), as administrative and collateral agent for Lenders (AIC, in such capacity, the “Agent”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I.                                        DEFINITIONS.

1.1          Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar effect) to value any Indebtedness or other liabilities of any Borrower at “fair value,” as defined therein.

1.2          General Terms.  For purposes of this Agreement the following terms shall have the following meanings:

“ABL Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Additional Borrowing Base Amount” shall mean (i) from the Closing Date through and including October 31, 2013, an amount equal to $30,000,000, (ii) from November 1, 2013 through and including November 30, 2013, an amount equal to $25,000,000 and (iii) thereafter, an amount equal to $20,000,000; provided, however, that in the event that any of the fees required to be paid pursuant to the Fee Letter fail to be paid on or prior to the date when due, the Additional Borrowing Base Amount immediately shall be deemed to be $0.

“Advance Rates” shall have the meaning set forth in Section 2.1(a)(y) hereof.

“Advances” shall mean and include the Revolving Advances, Swing Loans, Letters of Credit and Out-of-Formula Loans.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall mean this Revolving Credit and Security Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

“AIC” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (i) the Base Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus one half of one-percent (0.50%), and (iii) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.00%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Anti-Terrorism Laws” shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin”, for Revolving Advances and the Letter of Credit Fees, shall mean, as of the Closing Date and through and including the date immediately prior to the first Adjustment Date (as defined below), the applicable percentage specified below:

APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS	APPLICABLE MARGIN FOR LETTERS OF CREDIT
4.00%	5.00%	4.75%

Thereafter, effective as of the first Business Day following receipt by Agent of the quarterly financial statements of Borrowers on a Consolidated Basis and related Compliance Certificate for the fiscal quarter ending September 30, 2011 required under Section 9.8, and thereafter upon receipt of the quarterly financial statements of Borrowers on a Consolidated Basis and related Compliance Certificate required under Section 9.8 for the previous fiscal quarter (each day of such delivery, an “Adjustment Date”), the Applicable Margin for each type of Advance shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table set forth below corresponding to the Fixed Charge Coverage Ratio for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date (each such period, a “Calculation Period”):

FIXED CHARGE COVERAGE RATIO	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS	APPLICABLE MARGIN FOR LETTERS OF CREDIT
Less than or equal to 3.00 to 1.00	4.25%	5.25%	5.00%
Greater than 3.00 to 1.00 but equal to
or less than 5.00 to 1.00	4.00%	5.00%	4.75%
Greater than 5.00 to 1.00	3.75%	4.75%	4.50%

For so long as the Borrowers have available to them any Out-of-Formula Loans, or if the Borrowers shall fail to deliver the financial statements, certificates and/or other information required under Sections 9.7 or 9.8 by the dates required pursuant to such sections, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such financial statements, certificates and/or other information, at which time the rate will be adjusted based upon the Fixed Charge Coverage Ratio reflected in such statements. Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Any increase in interest rates payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates resulting from the occurrence of any Event of

Default (including, if applicable, any Event of Default arising from a breach of Sections 9.7 or 9.8 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof.

If, as a result of any restatement of, or other adjustment to, the financial statements of Borrowers on a Consolidated Basis or for any other reason, the Agent determines that (a) the Fixed Charge Coverage Ratio as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Fixed Charge Coverage Ratio for any such period would have resulted in different pricing for any period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing as to any interest and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by the Agent or any other affirmative act of any party, the interest accrued on the applicable Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively be deemed to be increased by, and Borrowers shall be obligated to immediately pay to the Agent, for the ratable benefit of the Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, then the interest accrued on the applicable Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

“Authority” shall have the meaning set forth in Section 4.19(d) hereof.

“BAML” shall mean Bank of America, N.A.

“Base Rate” shall mean the base commercial lending rate of BAML as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by BAML as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by BAML to any particular class or category of customers of BAML.

“Benefited Lender” shall have the meaning set forth in Section 2.20(d) hereof.

“Billed Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y) hereof.

“Blocked Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Account Bank” shall have the meaning set forth in Section 4.15(h) hereof.

“Blocked Person” shall have the meaning set forth in Section 5.24(b) hereof.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of the Borrowers and their respective Subsidiaries.

“Borrowers’ Account” shall have the meaning set forth in Section 2.8 hereof.

“Borrowing Agent” shall mean UniTek Parent.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by the President, Chief Executive Officer, Chief Financial Officer or Controller of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Borrower Increase Date” shall have the meaning set forth in Section 2.24(a).

“Borrower Revolver Increase” shall have the meaning set forth in Section 2.24(a).

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, which, in accordance with GAAP, would be classified as capital expenditures.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Collateral Account” shall mean account number 8026559714 at PNC in the name “Unitek Global Services, Inc.”, which account is subject to the control of Agent.

“Cash Equivalents” shall mean (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Financial Services LLC (“S&P”) or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or

carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Obligations” shall have the meaning set forth in the definition of Obligations.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Body; provided however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines and directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement, and provided further, for purposes of Section 3.9, all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities with respect to capital adequacy shall be deemed to be a Change in Law regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer to a “person” or “group of persons” (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) who is not an Original Owner of “beneficial ownership” (within the meaning to Rule 13d-3 promulgated by the SEC under said Act) of or the power to vote, directly or indirectly, more than thirty-five percent (35%) of the Equity Interests of UniTek Parent with the power to vote for and elect members of the board of directors of Unitek Parent (provided that a person or group shall be deemed to have beneficial ownership of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the satisfaction of other conditions and irrespective of the financial and other terms upon which such right may be exercised), (b) the occurrence of any event (whether in one or more transactions) which results in any Borrower other than UniTek Parent ceasing to be a 100% wholly-owned direct or indirect Subsidiary of UniTek Parent (provided that , in the case of any Borrower acquired after the Closing Date in a Permitted Acquisition (a “Post-Closing Date Borrower”) where Borrowers acquired less than 100% of the Equity Interests of such Post-Closing Date Borrower in such Permitted Acquisition, a Change of Control shall not be deemed to occur under this clause (b) so long as UniTek Parent and/or one or more of the other Borrowers that are 100% wholly-owned direct or indirect Subsidiaries of UniTek Parent shall continue to own the same percentage of all class of the Equity Interests of such Post-Closing Date Borrower as was owned by Borrowers immediately following the consummation of such Permitted Acquisition), (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of UniTek Parent by Persons who are not continuing directors. For purposes of this definition, “continuing directors” shall mean members of the board of directors of each UniTek Parent on the Closing Date and any future member of such board of directors that is nominated for election to such board of directors by at least a majority of the then continuing directors.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Borrower or any of its Affiliates.

“Closing Date” shall mean July 10, 2013, or such other date as may be agreed to by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Borrower and each Guarantor in all of the following property and assets of such Borrower and such Guarantor, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a)           all Receivables and all supporting obligations relating thereto;

(b)           all Equipment;

(c)           all General Intangibles and all supporting obligations relating thereto;

(d)           all Inventory (excluding any DIRECTV Inventory);

(e)           all Investment Property and financial assets;

(f)            the Cash Collateral Account and all monies on deposit therein;

(g)           all Subsidiary Stock;

(h)           all cash and related collateral used to secure any obligations under Letters of Credit;

(i)            all of each Borrower’s and each Guarantor’s right, title and interest in and to, whether now owned or hereafter acquired and wherever located; (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower’s and each Guarantor’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower or Guarantor from any Customer relating to the Receivables; other property, including warranty claims, relating to any goods securing the Obligations; all of each Borrower’s and each Guarantor’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower or any Guarantor, all real and personal property of third parties in which such Borrower or such Guarantor has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; any other goods, personal property or real property now owned or hereafter acquired in which any Borrower or any Guarantor has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower and any Guarantor and any other goods, personal property or real property now owned or hereafter acquired in which any Borrower or any Guarantor has granted a security interest, or had been required to grant a security interest, or may in the future grant a security interest, to the Term Debt Agent;

(j)            all of each Borrower’s and each Guarantor’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or any Guarantor or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this paragraph; and

(k)           all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any Borrower or any Guarantor for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against Borrowers or Guarantors, would be sufficient to create a perfected Lien in any property or assets that such Borrower or such Guarantor may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a compliance certificate substantially in the form attached hereto as Exhibit 1.2(a) to be signed by the Chief Financial Officer or Controller of Borrowing Agent, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, (a) no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.7, 7.8, 7.10 and 7.11; and (b) that to the best of such officer’s knowledge, each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws, or if such is not the case, specifying all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Borrower’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, and the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Consigned Inventory” shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Advances), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) non-cash stock compensation expense, (f) one-time transaction costs associated with Permitted Acquisitions (whether or not consummated), (g) any non-cash impairment charges, (h) any non-cash expenses based upon any write-off of contingent consideration related to the Pinnacle Acquisition, (i) any costs and expenses incurred in 2013 in connection with the restatement of the Borrowers’ financial statements and refinancing, (j) any restructuring related costs and expenses incurred in 2012 not exceeding $8,500,000 and any such costs and expenses not exceeding $6,000,000 in any fiscal year thereafter and (k) any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income and (b) any cash payments made during such period in respect of items described in clause (e) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Fixed Charge Coverage Ratio, (i) if at any time during such Reference Period any Borrower or any Subsidiary shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall exclude the Consolidated EBITDA (whether negative or positive) attributable to the property that is the subject of such Disposition for the period from the date of such Disposition through the end of such Reference Period and (ii) if during such Reference Period any Borrower or any Subsidiary shall have made an Acquisition, the Consolidated EBITDA for such Reference Period shall exclude the Consolidated EBITDA (whether negative or positive) attributable to the Person or property that is the subject of such Acquisition for the period from the first day of such Reference Period through the date of such acquisition. As used in this definition, “Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person; and “Disposition” means any sale or other disposition of property or series of related dispositions of property that constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrowers or is merged into or consolidated with the Borrowers or any of its Subsidiaries, (b) the income (or deficit) of any Person that was a Subsidiary of the Borrowers after the date it ceases to be a Subsidiary of the Borrowers, (c) the income (or deficit) of any Person (other than a wholly-owned Subsidiary of the Borrowers) in which the Borrowers or any of their Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrowers or such Subsidiary in the form of dividends or similar distributions and (d) the undistributed earnings of any Subsidiary of the Borrowers to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under this Agreement or any Other Document) or Applicable Law.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Controlled Group” shall mean, at any time, each Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.11(b) hereof.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean and include (a) all cash actually expended by any Borrower to make interest payments on any Advances hereunder, plus (b) accrued but unpaid interest on account of Eurodollar Rate Loans, plus (c) all cash actually expended by any Borrower to make payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) all cash actually expended by any Borrower to make payments (including prepayments) on Capitalized Lease Obligations, plus (e) all cash actually expended by any Borrower to make payments (including prepayments) with respect to any other Indebtedness for borrowed money, specifically including all Term Debt Payments (excluding any prepayment of principal or payment of interest to the extent funded through a Permitted Refinancing of the Term Debt).

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Revolving Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to Agent, the Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Revolving Lender notifies the Administrative Agent in writing that such failure is the result of such Revolving Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Revolving Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by

Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Revolving Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Revolving Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 2.22(d) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its ratable share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.23, the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Disqualified Capital Stock” with respect to any Person, shall mean any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests which are not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the expiration of the Term; provided, however, that if such Equity Interests are issued to any plan for the benefit of employees of any Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Depository Accounts” shall have the meaning set forth in Section 4.15(h) hereof.

“Depository Account Bank” shall have the meaning set forth in Section 4.15(h) hereof. “Designated Lender” shall have the meaning set forth in Section 16.2(b) hereof.

“DIRECTV/DirectSat Contract” shall mean that certain DIRECTV, Inc. 2009 Home Services Provider Agreement dated as of July 1, 2009 between DIRECTV, Inc. and DirectSat, including all exhibits and schedules thereto, as such agreement may have been or hereafter may be amended, modified, supplemented, restated or replaced from time to time.

“DIRECTV Inventory” shall mean all Inventory purchased by any Borrower pursuant to and in connection with the DIRECTV/DirectSat Contract that is subject to a Lien in favor of DIRECTV, Inc. created under the DIRECTV/DirectSat Contract and in which, pursuant to the terms and conditions of the DIRECTV/DirectSat Contract, no Liens may be created in favor of any Person other than DIRECTV, Inc.

“DIRECTV Letter” shall mean the letter delivered to DirectSat by DIRECTV, LLC dated on or about May 16, 2013 and the subject of a filing with the SEC on or about May 16, 2013.

“Documents” shall have the meaning set forth in Section 8.1(c) hereof.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.12(b) hereof.

“Early Termination Date” shall have the meaning set forth in Section 13.1 hereof.

“Earn-Out Indebtedness” shall have the meaning set forth in the definition of Indebtedness.

“Eligible Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and which Agent, in its sole credit judgment exercised in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence (including electronic evidence) satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a)           it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b)           it is due or unpaid more than ninety (90) days after the original due date or one hundred twenty (120) days after the original invoice date;

(c)           fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder (such percentage may, in Agent’s sole discretion, be increased or decreased from time to time);

(d)           any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e)           the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case or proceeding under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f)                                   the sale is to a Customer outside the continental United States of America or Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(g)                                  the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h)                                 Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i)                                     the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(j)                                    the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale or the Receivable represents a “progress billing” or a billing for only a portion or percentage of goods or services to be provided pursuant to the applicable purchase order or contract between such Borrower and such Customer;

(k)                                 the Receivables of the Customer exceed a credit limit determined by Agent, in its sole discretion, to the extent such Receivable exceeds such limit; provided that none of (i) DIRECTV, (ii) Comcast, (iii) Verizon, (iv) AT&T, (v) Time Warner, (vi) Rodgers Communications, (vii) Bell Aliant and (viii) such other Account Debtors as Agent may from time to time approve, in its sole credit judgment exercised in its Permitted Discretion, shall be subject to the provisions of this clause (k);

(l)                                     the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim) or the Receivable is contingent in any respect or for any reason;

(m)                             the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n)                                 any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed (but only to the extent of such return, rejection or repossession);

(o)                                 such Receivable is not payable to a Borrower; or

(p)                                 such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

“Eligible Unbilled Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower relating to completed projects and arising in the Ordinary Course of Business which would be deemed an Eligible Receivable except for the fact that such Receivable has not been billed and invoiced to the Customer by such Borrower provided, however, such Receivable has not remained unbilled and uninvoiced more than sixty (60) days from the date such Receivable was generated and/or the date that the sale of goods or performance of services giving rise to such Receivable occurred.

“Eligible Unbilled Receivables Sublimit” shall mean $15,000,000.

“Eligible Project Receivables” shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business which would be deemed an Eligible Receivable except for the facts (i) that the sale of goods and/or provision of services giving rise to such Receivable represent only a portion or percentage of the goods and/or services to be sold and provided to such Customer pursuant to the applicable purchase order or contract between such Borrower and such Customer and (ii) such Receivable has not been billed and invoiced to the Customer by such Borrower; provided, however, that no such Receivables shall be deemed eligible hereunder unless Borrowers shall be in full compliance with the requirements of the last sentence of Section 9.2 hereof provided, however, such Receivable has not remained unbilled and uninvoiced more than sixty (60) days from the date such Receivable was generated and/or the date that the sale of goods or performance of services giving rise to such Receivable occurred.

“Eligible Project Receivables Sublimit” shall mean $3,500,000.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as applicable: (i) all economic rights (including all rights to receive dividends and distributions), (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer, (iii) all management rights with respect to such issuer, (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer, (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer, (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s), managing member(s) and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time, (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or applicable state law and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

Average of London interbank offered rates quoted by Bloomberg or appropriate Successor as shown on
Bloomberg Page BBAM1
Eurodollar Rate =      1.00 - Reserve Percentage

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. Notwithstanding any provision to the contrary in this Agreement, the Eurodollar Rate shall at no time be less than 1.00% per annum.

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.

“Excluded Taxes” shall mean, with respect to Agent, any Lender, Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrowers is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.11, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.10.

“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Revolving Credit Agreement” shall have the meaning set forth in Section 5.5(a) hereof.

“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by AIC (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the AIC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

“Fee Letter” shall mean that certain letter agreement regarding fees, dated as of June 28, 2013 between Borrowers and AIC, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) Consolidated EBITDA for such period minus Unfunded Capital Expenditures made during such period minus distributions (including tax distributions) and dividends made during such period, minus cash taxes paid during such period, to (b) all Debt Payments paid during such period plus an amount equal to twenty-five percent (25%) of all cash actually paid during such period in respect of any Permitted Earn-Out Obligations (other than any Permitted Earn-Out Obligations in connection with the Skylink Acquisition); all calculated for Borrowers on a Consolidated Basis in accordance with GAAP.

“Foreign Lender” shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which Borrowers are resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Acts” shall have the meaning set forth in Section 2.17 hereof.

“Governmental Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation” as to any Person (the “guaranteeing person”), shall mean any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Borrower in good faith.

“Guarantor” shall mean any Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent, provided that the terms and conditions thereof (including without limitation terms and conditions concerning Term Debt Priority Collateral) shall be consistent with the terms and conditions of this Agreement.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent, provided that the terms and conditions thereof (including without limitation terms and conditions concerning Term Debt Priority Collateral) shall be consistent with the terms and conditions of this Agreement.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall have the meaning provided in the definition of “Lender-Provided Interest Rate Hedge”.

“Inactive Subsidiary” shall mean any Subsidiary of any Borrower that does not (i) conduct any active business operations (including the operations of a holding company), (ii) have assets with a fair market value of $500,000 or more or (iii) own any capital stock of any Borrower or any other Subsidiary (except another Inactive Subsidiary) of any Borrower; provided that , notwithstanding anything to the contrary contained in any of the foregoing, no Subsidiary may be deemed to be an Inactive Subsidiary for any purpose under this Agreement if the fair market value of all of the assets of such Subsidiary, together with the fair market value of the assets of all other Inactive Subsidiaries of Borrower, shall exceed $1,000,000 at any one time in the aggregate.

“Indebtedness” of any Person at any date, shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services earned but not paid (other than to the extent payable in common stock Equity Interests and other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, issued and drawn letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person in respect of Disqualified Capital Stock, (h) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person payable in cash arising out of purchase and sale contracts (“Earn-Out Indebtedness”), (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Intellectual Property” shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

“Intellectual Property Claim” shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

“Intellectual Property Security Agreement” shall mean that certain Intellectual Property Security Agreement dated as of the Closing Date by and among Borrowers and Agent, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as April 15, 2011 by and between PNC and Term Debt Agent, as it may be amended, modified, supplemented, restated or replaced from time to time.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Inventory” shall mean and include as to each Borrower all of such Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Investment Property” shall mean and include as to each Borrower, all of such Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Issuer” shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Person whom Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.

“Joint Venture” shall mean a corporation, partnership, limited liability company or other entity in which Borrowers and their wholly-owned Subsidiaries hold, directly or indirectly, less than 51 % of the Equity Interests therein.

“Leasehold Interests” shall mean all of each Borrower’s right, title and interest in and to, and as lessee, of the premises identified on Schedule 4.5 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which the Agent confirms in writing meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of any Borrower to the provider of any Lender-Provided Interest Rate Hedge (the “Hedge Liabilities”) shall be “Obligations” hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.

“Letter of Credit Application” shall have the meaning set forth in Section 2.10 hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.12(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean $35,000,000.

“Letters of Credit” shall have the meaning set forth in Section 2.9 hereof.

“Letters of Credit - Existing” shall have the meaning set forth in Section 2.9 hereof.

“Letters of Credit - AIC” shall have the meaning set forth in Section 2.9 hereof.

“Letters of Credit - Non-AIC” shall have the meaning set forth in Section 2.9 hereof.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove (or temporarily store) the Collateral from such premises.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of any Borrower, (b) any Borrower’s ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the

Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of Borrowers, which are material to any Borrower’s business or which, the failure to comply with, could reasonably be expected to result in a Material Adverse Effect.

“Maximum Face Amount” shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit at the time of its issuance (subject to any later amendments increasing the same) including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Maximum Revolving Advance Amount” shall mean $75,000,000, as such amount may be increased from time to time as a result of any Borrower Revolver Increase.

“Maximum Swing Loan Advance Amount” shall mean $0.

“Maximum Undrawn Amount” shall mean with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Minimum Revolving Commitment Amount” shall mean $50,000,000.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA to which contributions are required by any Borrower or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Defaulting Lender” shall mean, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Note” shall mean collectively, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder as provided for herein), covenants and duties owing by any Borrower or any Guarantor to Issuer, Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent, Issuer or any Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower or any Guarantor and any indemnification obligations payable by any Borrower or any Guarantor arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, in any such case to the extent advanced to any Borrower or any Guarantor under, arising under or out of and/or related to (i) this Agreement, the Other Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of Agent, Issuer and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Borrower or any Guarantor to Agent, Issuer or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all cash management and treasury management services provided to Borrowers, to Guarantors and their Subsidiaries by Agent or any Lender or direct or indirect subsidiary or affiliate of Agent or any Lender, including but not limited to all lockbox services, controlled disbursement services, automated clearinghouse transactions, return items, overdrafts, interstate depository network services, credit cars, stored value cards and purchasing cards (or p-cards) (all such obligations described in this clause (iii) owing to Agent, any Lender or any Affiliate, the “Cash Management Obligations”); provided, that Excluded Swap Obligations shall not constitute Obligations.

“Ordinary Course of Business” shall mean with respect to any Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Original Owner” shall mean HM Capital.

“Other Documents” shall mean the Note, the Perfection Certificates, the Fee Letter, any Guaranty (if any), any Guarantor Security Agreement (if any), any Pledge Agreement, any Lender-Provided Interest Rate Hedge, the Intercreditor Agreement and any and all other agreements, instruments and documents, subordination and/or intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(b) hereof.

“Overadvance Threshold Amount” shall have the meaning set forth in Section 16.2(b) hereof.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participation Advance” shall have the meaning set forth in Section 2.12(d) hereof.

“Participation Commitment” shall mean each Lender’s obligation to buy a participation of the Letters of Credit issued hereunder.

“Payee” shall have the meaning set forth in Section 3.10 hereof.

“Payment Office” shall mean initially 9 West 57th Street, New York, New York 10019; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained or to which contributions are required by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean collectively, the Perfection Certificates and the responses thereto provided by each Borrower and delivered to Agent.

“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person so long as the Agent and Lenders shall have consented (which consent may be given or withheld, reasonably or unreasonably, in their sole and absolute discretion). The Agent and the Lenders may consider, among other things, the following conditions:

(a)                                 at the time of and after giving effect to such acquisition, Borrowers have Undrawn Availability and ten day average Undrawn Availability of at least $10,000,000; provided that, in the case of any such acquisition where the total consideration paid, costs and liabilities (including without limitation, all assumed liabilities, all deferred payments, the initial principal amount of all Subordinated Debt issued to the seller(s) and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions, but excluding all Earn-Out Indebtedness) equals or exceeds $40,000,000, Borrowers must have Undrawn Availability and ten day average Undrawn Availability of not less than the Undrawn Availability Increased Minimum Amount;

(b)                                 the aggregate amount of all Revolving Advance(s) requested by Borrowers hereunder and balance sheet cash of Borrowers used to pay any portion of the cash consideration for and transactions costs paid by Borrowers in connection with the closing of any such acquisition shall not exceed $15,000,000 with respect to any particular acquisition or $40,000,000 in the aggregate for all such acquisitions throughout the Term,

(c)                                  no Earn-Out Indebtedness shall be incurred by any Borrower and/or such acquired company in connection with such acquisition other than Permitted Earn-Out Obligations;

(d)                                 with respect to the acquisition of Equity Interests, (i) UniTek Parent and/or one or more of the other Borrowers that are 100% wholly-owned direct or indirect Subsidiaries of UniTek Parent shall be acquiring not less than one hundred percent (100%) of the Equity Interests of such acquired company (excluding any directors’ qualifying shares required pursuant to applicable law), (ii) such acquired company shall either (x) have a positive EBITDA (the components of which are calculated in accordance with GAAP) for the period of four fiscal quarters ending with the fiscal quarter most recently ended prior to such acquisition or (y) be projected by Borrowers to have positive EBITDA (the components of which are calculated in accordance with GAAP) for the period of four fiscal quarters following such acquisition as demonstrated by written projections provided by Borrowers to Agent at least fifteen (15) Business Days prior to such acquisition that have been prepared by the Chief Financial Officer of Borrowers and certified by such Chief Financial Officer as having been prepared based on underlying assumption which provide a reasonable basis for the projections contained therein and reflecting Borrowers’ judgment based on then-present circumstances of the most likely set of conditions and course of action for the projected period for such company (after giving pro forma effect to the acquisition), which such assumptions are judged to be reasonable by Agent in its discretion; provided that, notwithstanding anything to the contrary provided for in this clause (ii), under no circumstances shall an acquisition qualify as a Permitted Acquisition if the acquired company EBITDA (the components of which are calculated in accordance with GAAP) for the period of four fiscal quarters ending with the fiscal quarter most recently ended prior to such acquisition shall be worse than ($5,000,000) (i.e., negative $5,000,000), and (iii) Borrowers shall comply with the provisions of Section 7.12 with respect to such acquired company and all of its Subsidiaries;

(e)                                  the acquired company or property is used or useful in the same or a similar line of business as the Borrowers were engaged in on the Closing Date (or any reasonable extensions or expansions thereof);

(f)                                   Agent shall have received a first-priority (subject only to Permitted Encumbrances in favor of Term Debt Agent subject to the Intercreditor Agreement in the case of any Term Debt Priority Collateral and to any other Permitted Encumbrances which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority) security interest and Lien in all acquired assets or Equity Interests, subject to documentation satisfactory to Agent;

(g)                                  the board of directors (or other comparable governing body) of such company shall have duly approved the transaction;

(h)                                 the Borrowers shall have delivered to Agent at least five (5) Business Days prior to such acquisition (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that the Borrowers would be in compliance with the financial covenants set forth in Section 6.5 and the Permitted Acquisitions Leverage Ratio Requirement on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four consecutive fiscal quarters in respect of which the financial covenants have been tested in accordance with Section 6.5 (as to any Permitted Acquisition, the “Permitted Acquisition Measurement Period”) and stating that all the conditions provided for under this definition will be satisfied upon consummation of such acquisition, and (ii) financial statements of the acquired entity for the most recent fiscal year then ended, which such financial statements shall be audited by an independent certified public accounting firm unless Agent in its sole discretion exercised in its Permitted Discretion shall agree otherwise, plus any interim financial statements for such acquired entity that may be available, all in form and substance reasonably acceptable to Agent. For the avoidance of any doubt, for purposes of this paragraph (h) and the pro forma calculation of the financial covenants set forth in Section 6.5 and the Permitted Acquisitions Leverage Ratio Requirement provided for herein, all calculations of Consolidated EBITDA shall be made without giving effect to the provisions of the last two sentences of the definition of Consolidated EBITDA or clause (a) of the definition of Consolidated Net Income;

(i)                                     no assets acquired in any such transaction(s) shall be included in the Formula Amount until Agent has received a field examination and/or appraisal of such assets, in form and substance acceptable to Agent;

(j)                                    no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition; and

(k)                                 all transactions in connection with such acquisition shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable governmental authorization For the purposes of calculating Undrawn Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing so long as Agent has received an audit or appraisal of such assets as set forth in clause (i) above and so long as such assets satisfy the applicable eligibility criteria.

“Permitted Acquisitions Leverage Ratio Requirement” shall mean, in connection with any Permitted Acquisition, that Borrowers shall have a pro forma Consolidated Leverage Ratio (as defined below) as at the last day of any applicable Permitted Acquisition Measurement Period (as defined in clause (h) of the definition of Permitted Acquisitions) no greater than the ratio set forth below opposite the last fiscal quarter in such Permitted Acquisition Measurement Period:

Fiscal Quarter	Consolidated Leverage Ratio

September 30, 2013	3.25:1.00
December 31, 2013	3.25:1.00
March 31, 2014	3.25:1.00
June 30, 2014	3.25:1.00
September 30, 2014	3.25:1.00
December 31, 2014	3.25:1.00
March 31, 2015	3.25:1.00
June 30, 2015	3.25:1.00
September 30, 2015	3.25:1.00
December 31, 2015	3.25:1.00
March 31, 2016	3.00:1.00
June 30, 2016	3.00:1.00
September 30, 2016	3.00:1.00
December 31, 2016	3.00:1.00
March 31, 2017	3.00:1.00
June 30, 2017	3.00:1.00
September 30, 2017	3.00:1.00
December 31, 2017	3.00:1.00
March 31, 2018	3.00:1.00

For purposes of this definition,(i) “Consolidated Leverage Ratio” shall mean as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period; all calculated for Borrowers on a Consolidated Basis in accordance with GAAP, and (ii) “Consolidated Total Debt” shall mean, at any date, the aggregate principal amount of all Indebtedness (excluding any Earn-Out Indebtedness obligations the payment of which are, as of such date, subject to the satisfaction and/or occurrence of any conditions other than the passage of time or giving of notice) at such date calculated for Borrowers on a Consolidated Basis in accordance with GAAP.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise of commercially reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Earn-Out Obligations” shall mean, collectively, obligations under any Earn-Out Indebtedness which are (i) incurred in connection with a Permitted Acquisition, and (ii) are subject to terms pursuant to which payments in respect thereof may accrue but shall not be payable in cash either (x) during the period of the continuance of any Event of Default or (y)

during any period when Borrowers shall have Undrawn Availability and five day average Undrawn Availability of less than the Undrawn Availability Minimum Amount either immediately prior to or after giving effect to any such payment, provided that such payments may be payable in cash if and when all such periods have ended.

“Permitted Encumbrances” shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) [RESERVED]; (d) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature arising in the Ordinary Course of Business; (f) Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (g) mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not more than 30 days overdue or which are being Properly Contested; (h) Liens placed upon fixed assets hereafter acquired to secure Indebtedness incurred to pay any portion of the purchase price thereof, provided that any such lien shall not encumber any other property of any Borrower and such Indebtedness shall be permitted under the terms of Section 7.8(ii); (i) other Liens incidental to the conduct of any Borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s or Lenders’ rights in and to the Collateral or the value of any Borrower’s property or assets or which do not materially impair the use thereof in the operation of any Borrower’s business; (j) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of the Borrowers and their Subsidiaries; (k) Liens disclosed on Schedule 1.2 provided that such Liens shall secure only those obligations which they secure on the Closing Date and any refinancing thereof and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date, (l) Liens on the Collateral securing the Term Debt Indebtedness and any Permitted Refinancing thereof to the extent and only so long as such Liens are subject to and in accordance with the terms and conditions of the Intercreditor Agreement, (m) Liens in favor of DIRECTV on the DIRECTV Inventory created under the DIRECTV/DirectSat Contract, (n) deposits or pledges to secure obligations under Letters of Credit - Existing up to one hundred and five percent (105%) of the face amount of the Letter of Credit - Existing and Letters of Credit - Non-AIC being secured; provided that any such deposits or pledges shall be with the proceeds of Advances hereunder; and (o) Liens on fixed assets of Borrowers securing Indebtedness permitted under Section 7.8(viii) hereof, provided that under no circumstances shall any such Indebtedness be secured by any Liens on any Receivables, Inventory, proceeds of Receivables or Inventory, deposit accounts or any other ABL Priority Collateral belonging to such Person being acquired and/or to any Borrower or Guarantor.

“Permitted Foreign Operating Subsidiaries” shall mean, collectively, WireComm Systems (2008), Inc., a corporation organized under the laws of the province of Ontario, Canada, and UniTek Canada, Inc., a corporation organized under the laws of the province of Ontario, Canada.

“Permitted Refinancing” shall mean any refinancing of the Term Debt Indebtedness incurred in accordance with the Intercreditor Agreement and the restrictions of clause (iv) of Section 7.8, provided that, (i) the amendments to the Term Debt Documents pursuant to and in connection with such refinancing shall be in compliance with the provisions of Section 7.22 and (ii) the lenders providing such refinancing and/or agent or representative for such lenders have acknowledged in writing (in form and substance reasonably satisfactory to Agent) that such lenders and such agent/representative and all Liens securing such refinancing shall be bound by and subject to the terms and conditions of the Intercreditor Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pinnacle Acquisition” shall mean that certain asset acquisition by one or more of the Borrowers pursuant to that certain Asset Purchase Agreement dated as of March 30, 2011 between UniTek Parent as buyer and Pinnacle Wireless, Inc. and certain others as sellers.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan), maintained for employees of any Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute.

“Pledge Agreement” shall mean, collectively, (i) that certain Collateral Pledge Agreement executed by UniTek Parent, UniTek Acquisition and UniTek USA in favor of Agent dated as of the Closing Date and (ii) any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time.

“PNC” means PNC Bank, National Association.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Project Receivables” shall mean all Receivables of Borrowers arising out of the sale of goods and/or provision of services which represent only a portion or percentage of the goods and/or services to be sold and provided to the applicable Customer pursuant to the applicable purchase order or contract between such Borrower and such Customer and which have not yet been billed and invoiced to the applicable Customer.

“Project Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness or Lien, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay same or concerning the amount thereof: (i) such Indebtedness or Lien, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the Eurodollar Rate for a one month period as published in another publication selected by the Agent).

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Ratable Share” shall mean the proportion that a Lender’s Revolving Commitment Percentage bears to the Revolving Commitment Percentages, provided that in the case of Section 2.23 when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Revolving Commitment Percentages (disregarding any Defaulting Lender’s Revolving Commitment Percentages) represented by such Lender’s Revolving Commitment Percentage. If the Revolving Commitment Percentages have terminated or expired, the Ratable Share shall be determined based upon the Revolving Commitment Percentages most recently in effect, giving effect to any assignments.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of each Borrower’s right, title and interest in and to the owned and leased premises identified on Schedule 4.5 hereto or which is hereafter owned or leased by any Borrower.

“Receivables” shall mean and include, as to each Borrower, all of such Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Reference Period” shall have the meaning set forth in the definition of “Consolidated EBITDA.”

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.12(b) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

“Required Lenders” shall mean Lenders (other than any Defaulting Lender) having more than fifty percent (50.0%) of (a) the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, (b) after the termination of the Revolving Credit Commitments, the sum of (x) the outstanding Revolving Advances and (y) the Maximum Undrawn Amount of all outstanding Letters of Credit multiplied by the Revolving Credit Commitments of all Lenders as most recently in effect excluding any Defaulting Lender; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revolving Advances” shall mean Advances made other than Swing Loans and Letters of Credit.

“Revolving Commitment Percentage” of any Lender shall mean the Revolving Commitment Percentage set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by or to a Lender pursuant to Section 16.3(c) or (d) hereof or upon any Borrower Revolver Increase pursuant to Section 2.24.

“Revolving Commitment Amount” of any Lender shall mean the Revolving Commitment Amount set forth below such Lender’s name on the signature page hereof as same may be adjusted upon any assignment by or to a Lender pursuant to Section 16.3(c) or (d) hereof or upon any Borrower Revolver Increase pursuant to Section 2.24 in which such Lender shall participate.

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof, as any such note may be amended, modified, supplemented, restated or replaced from time to time.

“Revolving Lender” shall mean each Lender who has a commitment to make Revolving Advances (or who holds any outstanding Revolving Advances) and shall include each Person which becomes a Transferee, successor or assign of any Revolving Lender.

“Revolving Interest Rate” shall mean, (a) with respect to Revolving Advances that are Domestic Rate Loans, an interest rate per annum equal to the sum of the appropriate Applicable Margin plus the Alternate Base Rate and (b) with respect to Revolving Advances that are Eurodollar Rate Loans, an interest rate per annum equal to the sum of the appropriate Applicable Margin plus the Eurodollar Rate.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 2.24 New Lender” shall have the meaning set forth in Section 2.24(a).

“Securities Act” shall mean the Securities Act of 1933, as amended. “Settlement” shall have the meaning set forth in Section 2.4(d).

“Settlement Date” shall have the meaning set forth in Section 2.4(d).

“Skylink Acquisition” shall mean that certain asset acquisition by one or more of the Borrowers pursuant to that certain Asset Purchase Agreement dated as of September 14, 2012 between UniTek Parent, DirectSat, Skylink, LTD and Mr. John Larbus.

“Subsidiary” of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subordinated Debt” shall mean, collectively, any and all unsecured Indebtedness for borrowed money incurred by any one or more Borrowers that is subordinated in favor of the payment in full of all Obligations on terms and conditions (including without limitation subordination terms (including any terms regarding the cash payment of interest) and provisions regarding enforcement standstills) acceptable to Agent in its discretion pursuant to a subordination agreement executed and delivered by the holders of such Indebtedness that is satisfactory in both form and substance to Agent in its discretion.

“Subsidiary Stock” shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by any Borrower; provided that Subsidiary Stock with respect to any Foreign

Subsidiary shall be limited to sixty-five percent (65%) of the voting Equity Interest and one hundred percent (100%) of non-voting Equity Interests of such Foreign Subsidiary.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Loan Facility” shall mean AIC’s right and option to make Swing Loans to the Borrower pursuant to Section 2.4 hereof in an aggregate principal amount up to the Maximum Swing Loan Amount.

“Swing Loan Lender” shall mean AIC, in its capacity as Lender of the Swing Loans.

“Swing Loan Note” shall mean, collectively, the promissory notes referred to in Section 2.4(a) hereof, as any such note may be amended, modified, supplemented, restated or replaced from time to time.

“Swing Loan Request” shall mean a request for Swing Loans made in accordance with in Section 2.4(a)(i) hereof.

“Swing Loans” shall mean collectively Advances made by AIC to Borrowers pursuant to Section 2.4 and 2.20(c) hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Debt Agent” shall mean Cerberus Business Finance, LLC in its capacity as the “Administrative Agent” under the Term Debt Documents, together with its successors and assigns in such capacity including any and all successor “Administrative Agent(s)” appointed in accordance with the Term Debt Credit Agreement; provided that, upon and after any Permitted Refinancing of the Term Debt Indebtedness, the term “Term Debt Agent” shall mean, collectively (if applicable), the administrative and collateral agent(s) and/or lender representative(s) under such Permitted Refinancing (together with their successors and assigns in such capacity).

“Term Debt Credit Agreement” shall mean that certain Credit Agreement between UniTek Parent, Term Debt Agent and Term Debt Lenders, as it may be amended, modified, supplemented, restated or replaced from time to time; provided that, upon and after any Permitted Refinancing of the Term Debt Indebtedness, the term “Term Debt Credit Agreement” shall mean the credit agreement for such refinancing (as it may be amended, modified, supplemented, restated or replaced from time to time).

“Term Debt Creditors” shall mean, collectively, the Term Debt Agent and the Term Debt Lenders.

“Term Debt Documents” shall mean, collectively, the Term Debt Credit Agreement and all other material instruments, agreements and documents executed in connection therewith (specifically including the Guarantee and Collateral Agreement (as defined in the Term Debt Credit Agreement)), as each such document may be amended, modified, supplemented, restated or replaced from time to time, but excluding any fee letters, engagement letters and similar agreements; provided that, upon and after any Permitted Refinancing of the Term Debt Indebtedness, the term “Term Debt Documents” shall mean the credit agreement for such refinancing and all such other material instruments, agreements and documents executed in connection therewith (as each such document may be amended, modified, supplemented, restated or replaced from time to time).

“Term Debt Lenders” shall mean, collectively, each financial institution or other Person that is a “Lender” under the Term Debt Documents and each other Person to whom any “Obligation” (as defined in the Guarantee and Collateral Agreement referred to in the Term Debt Credit Agreement) is owed, together with the successors and assigns of each of them; provided that, upon and after any Permitted Refinancing of the Term Debt Indebtedness, the term “Term Debt Lenders” shall mean, collectively, the lenders providing such refinancing (together with their successors and assigns in such capacity).

“Term Debt Indebtedness” shall mean the Indebtedness and other obligations and liabilities of any Borrower (including guaranty Indebtedness and guarantee obligations, reimbursement obligations, fees, costs, indemnification obligations and post-petition amounts, whether or not allowed) evidenced by and/or arising under the Term Debt Documents; provided that, upon and after any Permitted Refinancing of such Indebtedness and other obligations and liabilities, the term “Term Debt Indebtedness” shall mean such Indebtedness and other obligations and liabilities as so refinanced.

“Term Debt Obligations Payment Date” shall have the meaning given to such term in the Intercreditor Agreement.

“Term Debt Payments” shall mean and include all cash actually expended to make payments of principal and interest on the Term Debt Indebtedness.

“Term Debt Priority Collateral” shall have the meaning given to such term in the Intercreditor Agreement.

“Termination Event” shall mean: (i) a Reportable Event with respect to any Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.

“Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trading with the Enemy Act” shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Transactions” shall have the meaning set forth in Section 5.5 hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Unbilled Receivables Advance Rate” shall have the meaning set forth in Section 2.1(a)(y) hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances and Swing Loans plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days past their due date (excluding retentions payable to subcontractors and held pursuant to the terms of the contract or agreement with such subcontractor or amounts withheld due to disputes with vendors as to their performance), plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Undrawn Availability Increased Minimum Amount” shall mean, as of any date, an amount equal to twenty-six and two-thirds percent (26.66%) of the Maximum Revolving Advance Amount as in effect on such date.

“Undrawn Availability Minimum Amount” shall mean, as of any date, an amount equal to twenty percent (20%) of the Maximum Revolving Advance Amount as in effect on such date.

“Undrawn Collateral Availability” at a particular date shall mean an amount equal to (a) the Formula Amount minus (b) the sum of (i) the outstanding amount of Revolving Advances and Swing Loans plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days past their due date (excluding retentions payable to subcontractors and held pursuant to the terms of the contract or agreement with such subcontractor or amounts withheld due to disputes with vendors as to their performance), plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Unfunded Capital Expenditures” shall mean Capital Expenditures made through Revolving Advances or out of Borrowers’ own funds other than through equity contributed subsequent to the Closing Date or purchase money or other financing or lease transactions permitted hereunder.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107¬56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.3                               Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper”, “commercial tort claims”, “instruments”, “general intangibles”, “goods”, “payment intangibles”, “proceeds”, “supporting obligations”, “securities”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment” and “fixtures”, as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4                               Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. All references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders or all Lenders, as applicable. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

1.5                               Accounting Change. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, negative covenants, standards or terms in this Agreement, then Borrowers and the Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrowers, the Agent and the Required Lenders, all financial covenants, negative covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

II.                                   REVOLVING CREDIT AND SWING LOAN FACILITIES.

2.1                               Revolving Advances.

(a)                                 Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement including Sections 2.1(b) and relying on the representations and warranties herein set forth, each Revolving Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Revolving Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit and the aggregate principal balance of all outstanding Swing Loans or (y) an amount equal to the sum of:

(i)                                     The sum of (x) up to eighty-five (85%), subject to the provisions of Section 2.1(c) hereof (“Billed Receivables Advance Rate”), of Eligible Receivables, plus (y) the lesser of (A) up to eighty percent (80%), subject to the provisions of Section 2.1(c) hereof (“Project Receivables Advance Rate”) of Eligible Project Receivables or (B) the Eligible Project Receivables Sublimit, plus (z) the lesser of (A) up to eighty percent (80%), subject to the provisions of Section 2.1(c) hereof (“Unbilled Receivables Advance Rate”, and together with the Billed Receivables Advance Rate and the Project Receivables Advance Rate, collectively, the “Advance Rates”), of Eligible Unbilled Receivables or (B) the Eligible Unbilled Receivables Sublimit; provided that, notwithstanding anything to the contrary provided for in the foregoing or in any other provision of this Agreement, the sum of the amount under the foregoing clauses (y) and (z) shall not under any circumstances exceed an amount equal to (I) the Eligible Project Receivables Sublimit plus (II) the Eligible Unbilled Receivables Sublimit, minus

(ii)                                  the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iii)                               such reserves as Agent may reasonably deem proper and necessary from time to time, plus

(iv)                              an amount up to the Out-of-Formula Loans subject to the provisions of Section 16.2.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) minus (y) Section 2.1(a)(y)(ii) and (iii) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)                                 Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion; provided that, Agent shall give Borrowing Agent three (3) days prior written notice of its intention to decrease the Advance Rates. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).

2.2                               Procedure for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates

(a)                                 Should any amount required to be paid as interest hereunder, or as fees or other charges, costs or expenses under this Agreement or any Other Document, or with respect to any other Obligation, become due and payable, this, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due and payable, in the amount required to pay in full such interest, fee, charge, costs, expenses or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable, and such deemed request shall be deemed binding on Borrowers and Revolving Lenders shall be obliged to fund their respective Revolving Commitment Percentages of the same regardless of whether any of the conditions under Sections 8.2 or 2.2 shall not be satisfied at such time or whether the revolving credit commitments of the Revolving Lenders hereunder shall have otherwise been terminated at such time.

(b)                                 In the event any Borrower desires to obtain a Eurodollar Rate Loan or a Domestic Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. on the day which is four (4) Business Days prior to the date such Eurodollar Rate Loan or Domestic Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $500,000 and in integral multiples of $100,000 thereafter, and (iii) if such Advance is a Eurodollar Rate Loan, the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

(c)                                  Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 10:00 a.m. on the day which is four (4) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereof.

(d)                                 Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. (i) on the day which is four (4) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is four (4) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic

Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.

(e)                                  At its option and upon written notice given prior to 10:00 a.m. at least four (4) Business Days prior to the date of such prepayment, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.

(f)                                   Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(g)                                  Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

2.3                               Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers’ Account on Agent’s books. During the Term, Borrowers may use the Revolving Advances and

Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Revolving Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request. The proceeds of each Swing Loan advanced by Swing Loan Lender pursuant to Section 2.4 hereof shall be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds.

2.4                               Swing Loans.

(a)                                 Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Revolving Lenders and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow, repay and reborrow Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note (the “Swing Loan Note”) substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

(b)                                 Upon either (x) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (y) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Revolving Lenders to make Revolving Advances hereunder have been terminated for any reasons.

(c)                                  Upon the making of a Swing Loan Advance (whether before or after the occurrence of a Default or Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Revolving Lender its Revolving Credit Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Revolving Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Ratable Share of the Maximum Undrawn Amount of all outstanding Letters of Credit.

Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) with Revolving Lenders on at least a weekly basis or on any more frequent date that Agent elects or Swing Loans Lender at its option exercisable for any reason whatsoever may request, by notifying Revolving Lenders of such requested Settlement by facsimile, telephone or electronic transmission no later than 12:00 Noon on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender shall transfer the amount of such Revolving Lender’s Ratable Share of the outstanding principal amount of the applicable Swing Loan (plus, if Swing Loan Lender so requests, accrued interest thereon) with respect to which Settlement is requested to Agent, to such account of Agent as Agent may designate, not later than 3:00 p.m. on such Settlement Date. Revolving Advances made pursuant to the preceding sentences shall bear interest at the interest rate applicable to Revolving Advances consisting of Domestic Rate Loans and shall be deemed to have been properly requested in accordance with Section 2.2(a) without regard to any of the requirements of that provision; provided that , Settlements may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 8.2 have then been satisfied or the revolving credit commitments of the Revolving Lenders hereunder shall have otherwise been terminated at such time. Such amounts transferred to Agent shall be applied against the Swing Loans and shall constitute Revolving Advances of such Revolving Lenders. If any such amount is not transferred to Agent by any Revolving Lender on such Settlement Date, Swing Loan Lender shall be entitled to recover such amount on demand together with interest thereon as specified in Section 2.20(c)(ii).

2.5                               Maximum Advances. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount plus the Additional Borrowing Base Amount.

2.6                               Repayment of Advances.

(a)                                 The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment and to acceleration upon an Event of Default as herein provided and, in the case of Swing Loans, subject to Section 2.20(c)(iv).

(b)                                 Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s agreement to conditionally credit Borrowers’ Account as of the next Business Day following Agent’s receipt of those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day following Agent’s receipt of such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent’s account. Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned to Agent unpaid.

(c)                                  All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office for the account of Swing Loan Lender with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Advances not later than 1:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d)                                 Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.7                               Repayment of Excess Advances. The aggregate balance of Revolving Advances, Swing Loans and/or Advances taken as a whole outstanding at any time in excess of the maximum amount of Revolving Advances, Swing Loans and/or Advances (as applicable) permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.8                               Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.9                               Letters of Credit. Subject to the terms and conditions hereof, Issuer may issue or cause the issuance of standby letters of credit (the “Letters of Credit - AIC”), or in the absence of Issuer issuing or causing the issuance of, the Borrowing Agent may seek the issuance from a third party reasonably acceptable to Agent of one or more standby letters of credit (the “Letters of Credit - Non-AIC”) and shall be deemed to have sought the issuance of letters of credit from a third party acceptable to Agent with respect to those letters of credit listed on Schedule 2.9 (the “Letters of Credit - Existing” and, together with the Letters of Credit - AIC and Letters of Credit - Non-AIC, the “Letters of Credit”) for the account of any Borrower. The Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. The Maximum Undrawn Amount of outstanding Letters of Credit - AIC may not cause the sum of (i) the outstanding Revolving Advances and Swing Loans plus (ii) the Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the sum of the Formula Amount (calculated without the deduction otherwise provided for under Section 2.1(a)(y)(iii)) plus the Additional Borrowing Base Amount. All disbursements or payments related to Letters of Credit - AIC shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the applicable Contract Rate; Letters of Credit - AIC that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

2.10                        Issuance of Letters of Credit.

(a)                                 Borrowing Agent, on behalf of Borrowers, may request Issuer to issue or cause the issuance of a Letter of Credit - AIC by delivering to Agent at the Payment Office and to Issuer, prior to 10:00 a.m., at least three (3) Business Days prior to the proposed date of issuance, Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent and Issuer may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent and Issuer upon any amendment, extension or renewal of any Letter of Credit. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b)                                 Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform

Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”), and any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP.

(c)                                  Agent shall use its reasonable efforts to notify Revolving Lenders of the request by Borrowing Agent for a Letter of Credit - AIC hereunder.

(d)                                 Borrowing Agent shall provide Agent with not less than five (5) Business Days prior written notice of its request to obtain one more Letters of Credit - Non-AIC and shall provide Agent with all reasonably requested documentation relating to each such Letter of Credit and the collateral to be posted to secure such Letter of Credit.

2.11                        Requirements For Issuance of Letters of Credit.

(a)                                 Borrowing Agent shall authorize and direct Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit - AIC, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit - AIC and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit - AIC, the application therefor or any acceptance thereof.

(b)                                 In connection with all Letters of Credit - AIC issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing, (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s or Issuer’s name, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Issuer nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Issuer’s or its attorney’s willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit-AIC remain outstanding.

2.12                        Disbursements, Reimbursement.

(a)                                 Immediately upon the issuance of each Letter of Credit - AIC, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in such Letter of Credit - AIC and each drawing thereunder in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Maximum Face Amount of such Letter of Credit - AIC (as in effect from time to time) and the amount of such drawing, respectively.

(b)                                 In the event of any request for a drawing under a Letter of Credit - AIC by the beneficiary or transferee thereof, Issuer will promptly notify Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 12:00 Noon on each date that an amount is paid by Issuer under any Letter of Credit - AIC (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon on the Drawing Date, Issuer will promptly notify each Revolving Lender thereof, and Borrowers shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by the Revolving Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders shall be unconditionally obligated to fund such Revolving Advance (whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.12(c) immediately below. Any notice given by Issuer pursuant to this Section 2.12(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)                                  Each Revolving Lender shall upon any notice pursuant to Section 2.12(b) make available to Issuer an amount in immediately available funds equal to its Revolving Commitment Percentage of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 2.12(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Revolving Lender so notified fails to make available to Issuer the amount of such Revolving Lender’s Revolving Commitment Percentage of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolving Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loans on and after the fourth day following the Drawing Date. Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligation under this Section 2.12(c), provided that such Revolving Lender shall not be obligated to pay interest as provided in Section 2.12(c)(i) and (ii) until and commencing from the date of receipt of notice from Issuer of a drawing.

(d)                                 With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.12(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each Revolving Lender’s payment to Agent pursuant to Section 2.12(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Revolving Lender in satisfaction of its Participation Commitment under this Section 2.12.

(e)                                  Each Revolving Lender’s Participation Commitment shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than the Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.13                        Repayment of Participation Advances.

(a)                                 Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by the Issuer as Issuer under the Letter of Credit - AIC with respect to which any Revolving Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit - AIC, Agent will pay to each Revolving Lender, in the same funds as those received by Agent, the amount of such Revolving Lender’s Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Revolving Lender that did not make a Participation Advance in respect of such payment by Agent.

(b)                                 If Issuer or Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Agent pursuant to Section 2.13(a) in reimbursement of a payment made under the Letter of Credit - AIC or interest or fee thereon, each Revolving Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate.

2.14                        Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s interpretations of any Letter of Credit - AIC issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowing Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.15                        Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit - AIC by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit - AIC have been delivered and that they comply on their face with the requirements of such Letter of Credit - AIC and that any other drawing condition appearing on the face of such Letter of Credit - AIC has been satisfied in the manner so set forth.

2.16                        Nature of Participation and Reimbursement Obligations. Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit - AIC, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit - AIC, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.16 under all circumstances, including the following circumstances:

(i)                                     any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Issuer, Agent, any Borrower or any other Person, or which Borrower may have against Agent, any Lender or any other Person, or for any reason whatsoever;

(ii)                                  the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving Lenders to make Participation Advances under Section 2.12;

(iii)                               any lack of validity or enforceability of any Letter of Credit;

(iv)                              any claim of breach of warranty that might be made by Borrower or any Revolving Lender against the beneficiary of a Letter of Credit - AIC, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower or any Revolving Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit - AIC or the proceeds thereof (or any Persons for whom any such transferee may be acting), Issuer, Agent or any Revolving Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit - AIC was procured);

(v)                                 the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit - AIC, or any fraud or alleged fraud in connection with any Letter of Credit - AIC, or the transport of any property or provisions of services relating to a Letter of Credit - AIC, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi)                              payment by Issuer under any Letter of Credit - AIC against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit - AIC (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit - AIC to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit - AIC prior to honoring or paying any such draw);

(vii)                           the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit - AIC, or any other Person having a role in any transaction or obligation relating to a Letter of Credit - AIC, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit - AIC;

(viii)                        any failure by the Issuer or any of Issuer’s Affiliates to issue any Letter of Credit - AIC in the form requested by Borrowing Agent, unless the Issuer has received written notice from Borrowing Agent of such failure within three (3) Business Days after the Issuer shall have furnished Borrowing Agent a copy of such Letter of Credit - AIC and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)                              any Material Adverse Effect;

(x)                                 any breach of this Agreement or any Other Document by any party thereto;

(xi)                              the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;

(xii)                           the fact that a Default or Event of Default shall have occurred and be continuing;

(xiii)                        the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and

(xiv)                       any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.17                        Indemnity. In addition to amounts payable as provided in Section 16.5, each Borrower hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent’s Affiliates that have issued a Letter of Credit - AIC from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any of Agent’s Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit - AIC, other than as a result of (a) the gross negligence or willful misconduct of the Agent as determined by a final and non- appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the Agent or any of Agent’s Affiliates of a proper demand for payment made under any Letter of Credit - AIC, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called “Governmental Acts”).

2.18                        Liability for Acts and Omissions. As between Borrowers and Issuer, Agent and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property, relating to a Letter of Credit.

Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit - AIC; (iii) may honor a previously dishonored presentation under a Letter of Credit - AIC, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit - AIC; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit - AIC that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit - AIC fail to conform in any way with such Letter of Credit - AIC.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit-AIC issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without willful misconduct or gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower or any Lender.

2.19                        Additional Payments. Any sums expended by Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 4.15(e) hereof, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations, and Borrowers shall be deemed to have authorized such charge and Lenders shall be obliged to fund their respective Revolving Commitment Percentages of the same regardless of whether any of the conditions under Sections 8.2 or 2.2 shall not be satisfied at the time such sum is expended or whether the revolving credit commitments of the Lenders hereunder shall have otherwise been terminated at such time.

2.20                        Manner of Borrowing and Payment.

(a)                                 Each borrowing of Revolving Advances shall be advanced according to the applicable Ratable Shares of Revolving Lenders (subject to the express provisions of Section 2.23). Each borrowing of a Swing Loan shall be advanced by the Swing Loan Lender alone.

(b)                                 Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances according to the applicable Ratable Shares of Revolving Lenders (subject to the express provisions of Section 2.23). Each payment by Borrowers on account of the principal and interest on Swing Loans shall be applied to Swing Loans for the account of the Swing Loan Lender. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M. in Dollars and in immediately available funds.

(c)                                  Funding of Revolving Advances.

(i)                                     Subject to Swing Loan Lender’s option to fund all or any portion of any Revolving Advance as a Swing Loan under Section 2.4, promptly after receipt by Agent of a request for a Revolving Advance pursuant to Section 2.2(a), Agent shall notify Revolving Lenders of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Revolving Lenders of the requested Revolving Advance as determined by Agent. Each Revolving Lender shall remit the principal amount of each Revolving Advance to Agent such that Agent is able to, and Agent shall, to the extent Revolving Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrower in U.S. Dollars and immediately available funds in accordance with Section 2.3 prior to 1:00 p.m., on the applicable borrowing date; provided that if any Revolving Lender fails to remit such funds to Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Revolving Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.20(c)(ii).

(ii)                                  Unless Agent shall have received notice from a Revolving Lender prior to the proposed date of any Revolving Advance that such Revolving Lender will not make available to Agent such Lender’s Revolving Commitment Percentage of such Revolving Advance, Agent may assume that such Revolving Lender has made such share available on such date in accordance with Section 2.20(c)(i) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Revolving Advance available to Agent, then the applicable Revolving Lender and Borrowers severally agree to pay to Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers to but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to Revolving Advances consisting of Domestic Rate Loans. If such Revolving Lender pays its share of the applicable Revolving Advance to Agent, then the amount so paid shall constitute such Revolving Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that shall have failed to make such payment to Agent.

(d)                                 If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off and counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.21                        Voluntary Prepayments, Voluntary Commitment Reductions, Mandatory Prepayments.

(a)                                 Borrowers shall have the right at its option from time to time to prepay the Advances in whole or part without premium or penalty (except if and to the extent applicable under Section 2.2(f)). Whenever Borrowers desire to prepay any part of the Advances, it shall provide a written prepayment notice to the Agent by 1:00 p.m. at least four (4) Business Days prior to the date of prepayment of the Revolving Advances or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information: (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (ii) a statement indicating the application of the prepayment between the Revolving Advances and Swing Loans; and (iii) a statement indicating the application of the prepayment between Advances which are Domestic Rate Loans and Advances which are Eurodollar Rate Loans. All prepayment notices shall be irrevocable. The principal amount of the Advances for which a prepayment notice is given, together with interest on such principal amount except with respect to Advances which are Domestic Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. If Borrowers prepay Advances that are Eurodollar Rate Loans, the prepayment shall be applied to the Interest Periods in direct order of maturity.

(b)                                 Borrowers shall have the right at its option from time to time to reduce the Maximum Revolving Advance Amount without premium or penalty (except, with respect to any voluntary prepayment of the Advances made in connection with such reduction, if and to the extent applicable under Section 2.2(f)), provided that (i) whenever Borrowers desire to effectuate any such reduction, it shall provide a written notice to Agent of the effective date and amount of such reduction by 1:00 p.m. at least four (4) Business Days prior to such effective date, (ii) each such reduction must be in a minimum amount of $5,000,000 and an integral multiple of $5,000,000, (iii) no such reduction may reduce the Maximum Revolving Advance Amount to less than the Minimum Revolving Commitment Amount and (iv) in the event the sum of the aggregate principal balance of all outstanding Revolving Advances and Swing Loans plus the aggregate Maximum Undrawn Amounts of all outstanding Letters of Credit on such effective date shall exceed the Maximum Revolving Advance Amount as so reduced, Borrowers shall make voluntary prepayments of the Revolving Advances and/or Swing Loans on such effective date in at least the amount of such excess in accordance with the provisions of Section 2.21(a). Each such reduction of the Maximum Revolving Advance Amount shall be made by reducing the Revolving Commitment Amount of each Revolving Lender on a pro rata basis according to their respective Revolving Commitment Percentages prior to such reduction and without any resultant change to such Revolving Commitment Percentages. All notices of a reduction to the Maximum Revolving Advance Amount shall be irrevocable.

(c)                                  Subject to Section 4.3 hereof, when any Borrower sells or otherwise disposes of any Collateral other than Inventory in the Ordinary Course of Business, including receipt of the proceeds of any condemnation or governmental taking with respect to any of the Collateral or any proceeds of any property or casualty insurance upon any loss or destruction of any of the Collateral, Borrowers shall repay the Advances in an amount equal to one hundred percent (100%) of the net cash proceeds of such sale or disposition (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made without premium or penalty (except if and to the extent applicable under Section 2.2(f)) and promptly but in no event more than one (1) Business Day following receipt of such net cash proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the outstanding principal balance of the outstanding Swing Loans and second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof and without any permanent reduction of the Maximum Revolving Advance Amount. Any such prepayment applied to the Revolver Advances shall be applied first to Domestic Rate Loans, then to Eurodollar Rate Loans (subject to the provisions of Section 2.2(f)), and to the extent so applied to any Eurodollar Rate Loans, the prepayment shall be applied to the Interest Periods in direct order of maturity. Notwithstanding anything to the contrary provided for in the foregoing, prior to the Term Debt Obligations Payment Date, Borrowers shall not be required to make any prepayment of the Obligations under this Section 2.21(c) with the net cash proceeds of any such sale or disposition of any Collateral that is Term Debt Priority Collateral that is permitted under the Term Debt Documents as in effect on the date hereof; but further provided that, in the event that Borrowers shall be required under the provisions of the Term Debt Documents to use some or all of such net cash proceeds either (x) to make a mandatory prepayment of the Term Debt Indebtedness or (y) as a reinvestment to acquire or repair assets useful in Borrower’s business, any failure of Borrowers to make such required prepayment of the Term Debt Indebtedness and/or such a reinvestment, in either such case in accordance with such terms and conditions of the Term Debt Documents, shall be deemed to be an Event of Default under Section 10.11.

(d)                                 If any Capital Stock or Indebtedness shall be issued or incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.8), Borrowers shall repay the Advances in an amount equal to one hundred percent (100%) of the net cash proceeds of such issuance or incurrence (i.e., gross proceeds less the reasonable costs of such issuance or incurrence), excluding any net cash proceeds of a Capital Stock issuance used to pay any part of the consideration or transaction costs in connection with a Permitted Acquisition, such repayments to be made without premium or penalty (except if and to the extent applicable under Section 2.2(f)) and promptly but in no event more than one (1) Business Day following receipt of such net cash proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the outstanding principal balance of the outstanding Swing Loans and second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)) in such order as Agent may determine, subject to Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof and without any permanent reduction of the Maximum Revolving Advance Amount. Any such prepayment applied to the Revolver Advances shall be applied first to Domestic Rate Loans, then to Eurodollar Rate Loans (subject to the provisions of Section 2.2(f)), and to the extent so applied to any Eurodollar Rate Loans, the prepayment shall be applied to the Interest Periods in direct order of maturity. Notwithstanding anything to the contrary provided for in the foregoing, prior to the Term Debt Obligations Payment Date, to the extent all or any portion of such net cash proceeds of any such issuance or incurrence are required to be applied as a mandatory prepayment of the Term Debt Indebtedness under the terms and conditions of the Term Debt Documents, Borrowers may, and shall be deemed to be in compliance with the provision of this Section 2.21(d) if Borrowers shall, make such required prepayment of the Term Debt Indebtedness in accordance with such terms and conditions of the Term Debt Documents.

2.22                        Use of Proceeds.

(a)                                 Borrowers shall apply the proceeds of Advances to (i) repay Indebtedness outstanding under the Existing Revolving Credit Agreement, (ii) pay fees and expenses relating to the Transactions, and (iii) provide ongoing working capital financing for Borrowers (including to reimburse drawings under Letters of Credit) and general corporate purposes.

(b)                                 Without limiting the generality of Section 2.22(a) above, neither the Borrowers, any Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.

2.23                        Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 except as otherwise expressly provided for in this Section 2.23, Revolving Advances shall be incurred pro rata from the Non-Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender becoming a Defaulting Lender. Amounts received in respect of principal of any Revolving Advances shall be applied to reduce the Revolving Advances of each Revolving Lender (other than any Defaulting Lender) in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender;

(b)                                 Commitment Fees shall cease to accrue in favor of such Defaulting Lender pursuant to Section 3.3;

(c)                                  the Revolving Commitment Percentage and outstanding Advances of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 16.2); provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such particular Lender and/or each Lender directly affected thereby;

(d)                                 if any Swing Loans or Letters of Credit (or drawings under any Letter of Credit for which the Issuer has not been reimbursed) are outstanding or any exist at the time such Lender becomes a Defaulting Lender, then:

(i)                                     all or any part of the obligations of such Defaulting Lenders to fund Revolving Advances in respect of Swing Loans and the obligations of such Defaulting Lenders under its Participation Commitments in respect of Letters of Credit (such Defaulting

Lender’s “Letter of Credit Obligations”) shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the aggregate sum of outstanding Revolving Advances plus outstanding Swing Loans plus the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed the aggregate of the Revolving Commitment Amount of all Non-Defaulting Lenders, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuer Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitments with respect to outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with Section 3.2(b) for so long as any Letters of Credit are outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2 with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Participation Commitments are cash collateralized;

(iv)                              if any portion of the Non-Defaulting Lender’s Letter of Credit Obligations are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 3.2 shall be adjusted in accordance with such Non-Defaulting Lenders’ Ratable Share; and

(v)                                 if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2 with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to Issuer (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(e)                                  so long as such Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Issuer is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(d)(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Revolving Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) Swing Loan Lender or Issuer has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loan and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment Percentages and Revolving Commitment Amounts, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders (other than Swing Loans) as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Ratable Share.

Other than as expressly set forth in this Section 2.23, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.23 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

2.24                        Increase of the Maximum Revolving Advance Amount by Borrowers.

(a)                                 Borrowers may, by written notice to Agent and following Agent’s consent (which may be given or withheld in its sole discretion), request that Agent increase the Maximum Revolving Advance Amount (each a “Borrower Revolver Increase”) by (i) adding one or more new lenders to the revolving credit facility under this Agreement (each a “Section 2.24 New Lender”) who wish to participate in such Borrower Revolver Increase and/or (ii) increasing the Commitment Amount of one or more Revolving Lenders party to this Agreement who wish to participate in such Borrower Revolver Increase; provided, however, that (w) Borrowers may only add a Section 2.24 New Lender if, and only to the extent, there is insufficient participation on behalf of the existing Revolving Lenders, (x) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the effective date of such Borrower Revolver Increase (each a “Borrower Increase Date”) or shall occur as a result thereof, (y) any Section 2.24 New Lender that becomes party to this Agreement pursuant to this Section 2.24 shall satisfy the requirements of Section 16.3 hereof and shall be acceptable to Agent and consented to by Borrowers and (z) the other conditions set forth in this Section 2.24 are satisfied. Agent shall promptly inform the Revolving Lenders of any such request made by Borrowers. The aggregate amount of Borrower Revolver Increases hereunder shall not exceed $10,000,000 and no single Borrower Revolver Increase shall be for an amount less than $5,000,000.

(b)                                 On a Borrower Increase Date, (i) each Section 2.24 New Lender that has chosen to participate in such Borrower Revolver Increase shall, subject to the conditions set forth in Section 2.24(a), become a Revolving Lender party to this Agreement as of such Borrower

Increase Date and shall have a Commitment Amount in an amount equal to its share of such Borrower Revolver Increase (and its Revolving Commitment Percentage shall be equal to the percentage equivalent of a fraction the numerator of which shall be the Commitment Amount of such Section 2.24 New Lender and the denominator of which shall be the Maximum Revolving Advance Amount after giving effect to such Borrower Revolver Increase) and (ii) each Revolving Lender that has chosen to increase its Commitment Amount pursuant to this Section 2.24 will have its Commitment Amount increased by the amount of its share of the Borrower Revolver Increase as of such Borrower Increase Date (and its Revolving Commitment Percentage shall be adjusted as appropriate); provided, however, that (x) Agent and each Lender participating in such Borrower Revolver Increase shall have received from Borrowers payment of any fees and/or expenses then due with respect to such Borrower Revolver Increase and Agent shall have received from Borrowers payment of all out-of-pocket costs and expenses incurred by Agent in connection with such Borrower Revolver Increase, and (y) Agent shall have received on or before such Borrower Increase Date the following, each dated such date: (i) an assumption agreement from each Section 2.24 New Lender participating in such Borrower Revolver Increase, if any, in form and substance satisfactory to Agent, duly executed by such Section 2.24 New Lender, Agent and Borrowers; (ii) confirmation from each Revolving Lender participating in such Borrower Revolver Increase of the increase in the amount of its Commitment Amount and of any change in its Revolving Commitment Percentage, in form and substance satisfactory to the Agent; (iii) a certificate of Borrowing Agent certifying that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Borrower Revolver Increase; (iv) a certificate of Borrowing Agent certifying that the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all respects as of such earlier date); (v) supplements or modifications to this Agreement and the Other Documents and such additional Other Documents, including any new Revolving Credit Notes to Section 2.24 New Lenders and replacement Revolving Credit Notes to Revolving Lenders that agree to participate in such Borrower Revolver Increase, that Agent reasonably deems necessary in order to document such Borrower Revolver Increase and otherwise assure and give effect to the rights of Agent and Revolving Lenders in this Agreement and the Other Documents; (vi) such other documents, instruments and information as Agent or its counsel shall reasonably deem necessary in connection with such Borrower Revolver Increase; and (vii) additional fees calculated on the amount of the Borrower Revolver Increase and payable to Agent for the benefit of Lenders (including the Section 2.24 New Lenders) participating therein, and to Agent, the amount of which shall be determined at the time of the Borrower Revolver Increase based upon the market at such time for similar transactions, which shall be mutually agreeable to Borrower and Agent. On such Borrower Increase Date, upon fulfillment of the conditions set forth in this Section 2.24, Agent shall (i) effect a settlement of all outstanding Advances among the Revolving Lenders that will reflect the adjustments to the Revolving Commitment Percentages of the Revolving Lenders as a result of such Borrower Revolver Increase and (ii) notify Revolving Lenders (including any Section 2.24 New Lenders) participating in such Borrower Revolver Increase and the Borrowers, on or before 12:00 noon, by telecopier or e-mail, of the occurrence of such Borrower Revolver Increase to be effected on such Borrower Increase Date.

III.                              INTEREST AND FEES.

3.1                               Interest. Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at each of (a) the end of each Interest Period and (b) for Eurodollar Rate Loans with an Interest Period in excess of three months, also at the end of each successive three month period from the commencement of such Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Swing Loans, the Revolving Interest Rate for Domestic Rate Loans (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, any applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders and with written notice from Agent to Borrowers of the exercise of such option or direction (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at the applicable Contract Rate plus two (2.00%) percent per annum (as applicable, the “Default Rate”).

3.2                               Letter of Credit Fees.

(a)                                 Borrowers shall pay (x) to Agent, for the ratable benefit of Revolving Lenders, fees for each Letter of Credit - AIC for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit - AIC multiplied by the Applicable Margin per annum, and (y) to the Issuer for its own account, a fronting fee equal to the average daily face amount of each outstanding Letter of Credit multiplied by one quarter of one percent (0.25%) per annum (all of the foregoing fees, the “Letter of Credit Fees”), such fees to be calculated on the basis of a 360- day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term. In addition, Borrowers shall pay to Agent any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders and with written notice from Agent to Borrowers of the exercise of such option or direction (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any notice or any other affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.00%) per annum.

(b)                                 At any time following the occurrence of an Event of Default at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), and upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.21), Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and/or hold such cash collateral in a general ledger account of Agent and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the UCC to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement; provided that upon the expiration or termination of any particular Letter of Credit, the Borrowers may withdraw and Agent shall release to Borrowers an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of such Letter of Credit at the time of such expiration or termination. Borrowers hereby grant to Agent a Lien and security interest in any such cash collateral and any right, title and interest of Borrowers in any deposit account or investment account into which such cash collateral may be deposited from time to time. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations. However, notwithstanding anything to the contrary provided for in the foregoing, prior to the Term Debt Obligations Payment Date: (x) in the absence of an Event of Default under Section 10.7, the expiration of the Term or any other termination of this Agreement or any mandatory prepayment under Section 2.21, Agent and Lenders shall not exercise their rights to require cash collateralization of the Letters of Credit under this Section 3.2(b) except in connection with either (I) acceleration of the Obligations pursuant to Section 11.1(a) hereof or (II) commencement of the exercise of rights and remedies against a significant portion of the ABL Collateral, and (y) Borrowers shall not use any cash proceeds of any Term Debt Priority Collateral when fulfilling its obligations to provide cash collateral under this Section 3.2(b).

3.3                               Facility Fee. If, for any calendar quarter during the Term, the average daily unpaid balance of the Revolving Advances plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Revolving Lenders a fee (the “Commitment Fee”) at a rate equal to two percent (2.0%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance; provided, however, that any Commitment Fee accrued with respect to the Revolving Commitment Amount of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the provisos in the directly preceding sentence, all Commitment Fees shall be payable to Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter.

3.4                               Collateral Evaluation Fee and Fee Letter.

(a)                                 Borrowers shall pay to Agent on the first day of each month following any month in which Agent performs any collateral evaluation - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which evaluation is undertaken by Agent or for Agent’s benefit — a per diem collateral evaluation fee in the amount specified in the Fee Letter for each person employed to perform such evaluation, plus all costs and disbursements incurred by Agent in the performance of such examination or analysis. Without in any way limiting Agent’s rights under Section 4.10 to inspect and evaluate the Collateral and Borrowers’ business records, the parties hereto hereby agree that Borrowers shall not be liable to pay collateral evaluation fees and other costs and disbursements pursuant to this Section 3.4 either (i) for more than four (4) such collateral evaluations/field exams/analyses per calendar year or (ii) in any event in an aggregate amount for any calendar year (exclusive any collateral evaluation fees and costs and disbursements paid by Borrowers in connection with Agent’s initial collateral evaluations/field exams/analyses conducted prior to the Collateral) not to exceed an amount equal to $51,000 plus actual out-of-pocket expenses; provided that (x) after the occurrence and during the continuance of any Event of Default, Borrower shall be liable for the collateral evaluation fees and other costs and disbursements for any and all collateral evaluations/field exams/analyses that Agent shall elect in its sole discretion to conduct (and no such collateral evaluations/field exams/analyses conducted after the occurrence and during the continuance of any Event of Default shall be counted against the number of collateral evaluations/field exams/analyses or aggregate yearly amounts for which Borrowers shall otherwise be liable in the absence of any Event of Default under the provisions of this Section 3.4(a)) and (y) nothing in this Section 3.4(a) shall be construed under any circumstances to limit the number of collateral evaluations/field exams/analyses which Agent may conduct at its own expense in accordance with its rights under Section 4.10.

(b)                                 Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

3.5                               Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6                               Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7                               Increased Costs. In the event that any Applicable Law, treaty or governmental regulation, or any Change in Law or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Body or financial, monetary or other authority, shall:

(a)                                 subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender);

(b)                                 impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)                                  impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

3.8                               Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a)                                 reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)                                 Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. four (4) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. four (4) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. four (4) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9                               Capital Adequacy.

(a)                                 In the event that Agent or any Lender shall have determined that any Change in Law, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, regulation or condition.

(b)                                 A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10                        Gross Up for Taxes. Any and all payments by or on account of any obligation of Borrowers hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law. Without limiting the provisions of the foregoing, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with applicable Law.

3.11                        Withholding Tax Exemption.

(a)                                 Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (“Regulations”)) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term “Withholding Certificate” means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.

(b)                                 Each Payee required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 3.11(a) hereof shall deliver such valid Withholding Certificate as follows: (i) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by any Borrower hereunder for the account of such Payee; (ii) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.

(c)                                  Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b) hereof, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations. Further, Agent is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code.

IV.                               COLLATERAL: GENERAL TERMS

4.1                               Security Interest in the Collateral. To secure the prompt payment and performance of the Obligations to Agent and each Lender and each other holder of any of the Obligations, each Borrower and each Guarantor hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of any of the Obligations a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower and each Guarantor shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest. Each Borrower and each Guarantor shall provide Agent with written notice of all commercial tort claims promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court. Upon delivery of each such notice, such Borrower and such Guarantor shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Borrower and each Guarantor shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Agent’s request shall take such actions as Agent may reasonably request for the perfection of Agent’s security interest therein.

4.2                               Perfection of Security Interest. Each Borrower and each Guarantor shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than

Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements for Borrowers’ chief executive offices, locations where books and records regarding Receivables are kept or other business locations of Borrowers at which a material portion of the Collateral is located, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral (provided that, prior to the Term Debt Obligations Payment Date, Borrowers may, and shall be deemed to be in compliance with the provision of this clause (iii) if Borrowers shall, deliver any such Collateral consisting of Term Debt Priority Collateral otherwise covered by this clause (iii) to Term Debt Agent to the extent required by and in accordance with such terms and conditions of the Term Debt Documents), (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of collateral as “all assets’ and/or “all personal property” of any Borrower). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent’s option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.

4.3                               Disposition of Collateral. Each Borrower will safeguard and protect all Collateral and make no disposition of any Collateral or any other property or assets of any Borrower whether by sale, lease or otherwise except (a) the sale of Inventory in the Ordinary Course of Business, (b) the disposition or transfer of obsolete and worn-out Equipment in the Ordinary Course of Business during any fiscal year, and (c) prior to the Term Debt Obligations Payment Date, other sales or dispositions of Collateral that is part of the Term Debt Priority Collateral if and to the extent such sale or disposition is permitted under the terms and conditions of the Term Debt Documents, provided that any such sale or disposition under clauses (b) and (c) shall be subject to the provisions of Section 2.21(c).

4.4                               Preservation of Collateral. Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary or desirable to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrowers’

owned or leased property. Each Borrower shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations, and such charge shall be deemed authorized by Borrowers and Lenders shall be obliged to fund their respective Revolving Commitment Percentages of the same regardless of whether any of the conditions under Sections 8.2 or 2.2 shall not be satisfied at such time or whether the revolving credit commitments of the Lenders hereunder shall have otherwise been terminated at such time.

4.5                               Ownership of Collateral and Assets.

(a)                                 With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (i) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority (subject only to Permitted Encumbrances in favor of Term Debt Agent subject to the Intercreditor Agreement in the case of any Term Debt Priority Collateral and to any other Permitted Encumbrances which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority) security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; and (iii) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same. Each Borrower’s Equipment and Inventory shall be located as set forth on Schedule 4.5 (as such Schedule 4.5 may be updated at any time upon at least thirty (30) days written notice to Agent) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and other sales and dispositions to the extent permitted in Section 4.3 hereof.

(b)                                 (i) There is no location at which any Borrower has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.5 (as such Schedule 4.5 may be updated at any time upon at least thirty (30) days written notice to Agent); (ii) Schedule 4.5 hereto (as such Schedule 4.5 may be updated at any time upon at least thirty (30) days written notice to Agent) contains a correct and complete list of the legal names and addresses of each warehouse at which Inventory of any Borrower is stored; none of the receipts received by any Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns; (iii) Schedule 4.5 hereto (as such Schedule 4.5 may be updated at any time upon at least thirty (30) days written notice to Agent) sets forth a correct and complete list of (A) each place of business of each Borrower and (B) the chief executive office of each Borrower; and (iv) Schedule 4.5 hereto (as such Schedule 4.5 may be updated at any time upon at least thirty (30) days written notice to Agent) sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Borrower, together with the names and addresses of any landlords.

4.6                               Defense of Agent’s and Lenders’ Interests.

(a)                                 Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent’s prior written consent, pledge, sell (except for sales of Inventory in the Ordinary Course of Business and other sales and dispositions to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral or any other property or assets of any Borrower. Each Borrower shall defend Agent’s interests in the Collateral against any and all Persons whatsoever.

(b)                                 At any time following demand by Agent for payment of all Obligations pursuant to Section 11.1(a) following the occurrence and during the existence of an Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral following the occurrence and during the existence of an Event of Default, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory (if and to the extent included in the Collateral), documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Agent’s trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement. Notwithstanding anything to the contrary provided for in the foregoing, until the Term Debt Payment Obligations Date, Agent shall not take any actions nor require or request Borrowers to take any actions under this Section 4.6(b) with respect to the Term Debt Priority Collateral except as may be consented to in writing by Term Debt Agent.

4.7                               Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

4.8                               Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower’s financial status and business operations. Each Borrower hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or Governmental Bodies.

4.9                               Compliance with Laws. Subject to any other provisions of this Agreement or any Other Document which shall expressly require more strict compliance by any Borrower with respect to any particular Applicable Law, each Borrower shall comply in all material respects with all Applicable Laws with respect to the Collateral and Borrowers’ other property and assets or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

4.10                        Inspection of Premises and Inspections/Evaluation of Collateral. At all reasonable times and from time to time as often as Agent as elect in its sole discretion, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and Borrowers’ other property and assets and the operation of each Borrower’s business. Agent, any Lender and their agents may enter upon any premises of any Borrower at any time during business hours and at any other reasonable time, and from time to time as often as Agent may elect in its sole discretion, for the purpose of inspecting, auditing and evaluating the Collateral and Borrowers’ other property and assets and any and all records pertaining thereto and the operation of such Borrower’s business.

4.11                        Insurance. The assets and properties of each Borrower at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Borrower so that such insurance shall remain in full force and effect. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral and Borrowers’ other property and assets. At each Borrower’s own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which such Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain business interruption insurance for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s and public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business; (e) [RESERVED]; (f) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and with respect to the insurance coverage referred to in clause (a), providing (A) that all proceeds of the insurance coverage referred to in clause (a) above shall be payable to Agent to the extent of its interest in the applicable Collateral (and subject to the interests of the Term Debt Agent with respect to any Term Debt Priority Collateral and the interests of any holder of any other Permitted Encumbrances as to any particular Collateral which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority), (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent. In the event of any loss under the insurance coverage referred to in clause (a) above, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent as its interest may appear (and subject to the interests of the Term Debt Agent with respect to any Term Debt Priority Collateral and the interests of any holder of any other Permitted Encumbrances as to any particular Collateral which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority) and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent (and, if applicable, to Term Debt Agent and/or the holder of any other Permitted Encumbrances which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority) jointly, Agent and Term Debt Agent (if applicable) may endorse such Borrower’s name thereon and do such other things as Agent and Term Debt Agent (if applicable) may deem advisable to reduce the same to cash, and are hereby appointed as the attorney of each Borrower with the full power and authority to do the same. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clause (a) above, provided that, prior to the Term Debt Obligations Payment Date, Agent shall not exercise any of its rights under this sentence with respect to any claims with respect to any the Term Debt Priority Collateral without the written consent of the Term Debt Agent. All loss recoveries received by Agent upon any such insurance shall be applied to the Obligations as a prepayment made and applied in accordance with Section 2.21(c) (subject to the provisions of the last sentence of such Section 2.21(c), and for the avoidance of doubt, prior to the occurrence of the Term Debt Obligations Payment Date, to the extent Agent shall receive loss recoveries with respect to any Term Debt Priority Collateral, Agent shall promptly remit such loss receivables to the Term Debt Agent). Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. For the avoidance of doubt, the rights and remedies of Agent with respect to the insurance coverage referred to in clauses (a), (b) and (c) shall be subject to the provisions of the Intercreditor Agreement.

4.12                        Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers’ Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the

Obligations, and such charge shall be deemed authorized by Borrowers and Lenders shall be obliged to fund their respective Revolving Commitment Percentages of the same regardless of whether any of the conditions under Sections 8.2 or 2.2 shall not be satisfied at such time or whether the revolving credit commitments of the Lenders hereunder shall have otherwise been terminated at such time.

4.13                        Payment of Taxes. Each Borrower will pay, when due, all material taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral and Borrowers’ other property and assets including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s opinion, may possibly create a valid Lien on the Collateral or any of Borrowers’ other property and assets, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any applicable Borrower has Properly Contested those taxes, assessments or Charges. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations (and such charge shall be deemed authorized by Borrowers and Lenders shall be obliged to fund their respective Revolving Commitment Percentages of the same regardless of whether any of the conditions under Sections 8.2 or 2.2 shall not be satisfied at such time or whether the revolving credit commitments of the Lenders hereunder shall have otherwise been terminated at such time) and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers’ credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.

4.14                        Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all material leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so.

4.15                        Receivables.

(a)                                 Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

(b)                                 Solvency of Customers. Each Customer, to the actual knowledge of each Borrower, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower, to the actual knowledge of such Borrower, who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)                                  Location of Borrowers. Each Borrower’s chief executive office is located at the location specified on Schedule 4.5. Until written notice is given to Agent by Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)                                 Collection of Receivables. Borrowers shall instruct their Customers to deliver all remittances upon Receivables to such Blocked Accounts or Depository Accounts (and/or lockboxes associated therewith) as Agent shall designate from time to time as contemplated by Section 4.15(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any Borrower directly receives any remittances upon Receivables, as between Borrowers on the one hand and Agent on the other (and without derogation of any rights (if any) of any third parties including the Term Debt Creditors as between Borrowers on the one hand and such third parties on the other, or as between Agent and/or Lenders on the one hand and such third parties on the other): (i) such Borrower will, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect in trust for Agent (pursuant to an express trust created hereby) all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds or use the same except to pay Obligations, and (ii) each Borrower shall deposit as soon as reasonably possible and in any event within one (1) Business Day of receipt thereof deposit any such amounts and collections in such Blocked Accounts or Depository Accounts provided for in this Agreement or the Other Documents or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)                                  Notification of Assignment of Receivables. At any time, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. At any time after the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both (provided that, notwithstanding anything to the contrary provided for in the foregoing, until the Term Debt Payment Obligations Date, Agent shall not take any actions nor require or request Borrowers to take any actions under this Section 4.15(e) with respect to the Term Debt Priority Collateral except as may be consented to in writing by Term Debt Agent). Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations, and such charge shall be deemed authorized by Borrowers and Lenders shall be obliged to fund their respective Revolving Commitment Percentages of the same regardless of whether any of the conditions under Sections 8.2 or 2.2 shall not be satisfied at such time or whether the revolving credit commitments of the Lenders hereunder shall have otherwise been terminated at such time.

(f)                                   Power of Agent to Act on Borrowers’ Behalf. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent’s designee as such Borrower’s attorney with power (i) at any time: (A) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Receivables; (B) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; and (D) to sign such Borrower’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such Borrower’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (D) to settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such Borrower’s name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (IT) to receive, open and dispose of all mail addressed to any Borrower; (I) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to change the address for delivery of mail addressed to any Borrower.

(g)                                  No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any Supporting Obligations therefor and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(h)                                 Establishment of a Lockbox Account, Dominion Account. All proceeds of the ABL Priority Collateral shall be deposited by Borrowers into either (i) a lockbox account,

dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be selected by Borrowing Agent and be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at a bank or banks for the deposit of such proceeds (each such bank, a “Depository Account Bank”) or (iii) the Cash Collateral Account. Each applicable Borrower, Agent and each Blocked Account Bank or Depository Account Bank, as applicable, shall enter into a deposit account control agreement in form and substance satisfactory to Agent directing such Blocked Account Bank or Depository Account Bank, as applicable, to transfer at the close of each Business Day such funds so deposited to the Cash Collateral Account. As between Borrowers on the one hand and Agent on the other (and without derogation of any rights (if any) of any third parties including the Term Debt Creditors as between Borrowers on the one hand and such third parties on the other, or as between Agent and/or Lenders on the one hand and such third parties on the other), Borrowing Agent shall obtain the agreement by such Blocked Account Bank or Depository Account Bank, as applicable, to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank or Depository Account Bank thereunder. All funds in the Cash Collateral Account shall be retained in such account until the earliest of (x) the Borrowers request that the account bank release such funds; provided, that, any such release of funds (i) shall not be permitted (and the Borrowers shall not be permitted to request such release) so long as a Default or Event of Default shall have occurred and be continuing and (ii) shall constitute a representation and warranty by each Borrower that as of the date of such release the conditions contained in Section 8.2 have been satisfied (and Borrowing Agent shall provide evidence as to such satisfaction promptly after Agent’s request therefor), (y) the determination by Agent to apply any portion of the proceeds on deposit in such account to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds first to the prepayment of the principal amount of the Revolving Advances and the Swing Loans in accordance with the provisions of Section 2.20(e) and (z) upon the occurrence of any Event of Default under Section 10.7 or 10.8 of this Agreement, all funds on deposit in such account shall, without any notice or action on the part of Agent, be applied to prepay the Obligations.

Notwithstanding anything to the contrary provided for in this Agreement, (i) no later than two (2) Business Days following the Closing Date, Borrowers shall give all Account Debtors that remit payments and collections on Receivables by wire transfer, ACH or other electronic transactions notice to remit such payments and collections to the Blocked Account Bank or Depository Account Bank, as applicable, and (ii) promptly upon notice to Borrowers from the Blocked Account Bank that the lockbox services for the collection account(s) of Borrowers established with such Blocked Account Bank are fully operational, Borrowers shall give all Account Debtors that remit payments and collections other than by wire transfer, ACH or other electronic transactions to remit such payments and collections to such lockboxes.

(i)                                     All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Borrower and its Subsidiaries as of the Closing Date are set forth on Schedule 4.15(i). No Borrower shall open any new deposit account, securities account or investment account unless (i) Borrowers shall have given at least thirty (30) days prior written notice to Agent and (ii) subject to the provisions of the last sentence of Section 4.21 hereof, if such account is to be maintained with a bank, depository institution or securities intermediary, that bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.

(j)                                    Notwithstanding anything to the contrary provided for in this Agreement, no later than forty-five (45) days after the Closing Date, with respect to any deposit account of any Borrower that is maintained with a bank or financial institution other than the Blocked Account Banks or the Depository Account Banks, Borrowers shall either (x) cause such deposit account to be subject to an account control agreement among such bank or financial institution, the applicable Borrowers and Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and is otherwise satisfactory in form and substance to Agent or (y) close such deposit account, provided that, Borrowers need not comply with the foregoing requirements of this Section 4.15(j) with respect to (1) any deposit accounts in which the total amount of funds on deposit therein or credited thereto do not exceed at any one time either $100,000 as to any one such deposit account or $250,000 as to all such deposit accounts taken together or (2) any deposit accounts used exclusively for payroll purposes so long as Borrowers shall not maintain funds on deposit therein or credited thereto at any time in excess of the amounts necessary to fund payroll obligations and any related payroll processing expenses routinely paid from such accounts on a current basis.

(k)                                 Adjustments. No Borrower will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Borrower.

4.16                        Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17                        Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved in all material respects. No Borrower shall use or operate the Equipment in material violation of any law, statute, ordinance, code, rule or regulation. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

4.18                        Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

4.19                        Environmental Matters.

(a)                                 Borrowers shall ensure that the Real Property and all operations and businesses conducted thereon remains in compliance in all material respects with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except in compliance in all material respects with Applicable Law or appropriate governmental authorities.

(b)                                 Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)                                  Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their good faith efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)                                 In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or any complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), and the liabilities of such Borrower in connection therewith could reasonably be expected to have a Material Adverse Effect, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e)                                  Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances that could reasonably be expected to have a Material Adverse Effect and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in and Lien on the Real Property and the Collateral.

(f)                                   Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply in all material respects with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

(g)                                  Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

(h)                                 For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Borrower’s right, title and interest in and to its owned and leased premises.

4.20                        Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2 or allowed as a Permitted Encumbrance, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.21                        Special Provisions Regarding Term Debt Priority Collateral. Until the Term Debt Obligations Payment Date, any obligation of Borrowers hereunder or under any Other Document with respect to (i) the delivery, possession or “control” (as defined in Articles 8 and 9 of the Uniform Commercial Code) of any Term Debt Priority Collateral, (ii) the notation of any lien on or endorsement (or negotiation) of any bill of lading or other document (except to the extent such bill of lading or other document constitutes ABL Priority Collateral), (iii) the notation of any Lien on any certificate of title, (iv) the giving of any notice to any bailee or other Person (except with respect to any ABL Priority Collateral), or (v) the provision of voting rights or the obtaining of any consent of any Person, in any case under the foregoing clauses (i) through (v) in connection with the Term Debt Priority Collateral, shall be deemed to be satisfied if the Borrowers comply with the requirements of the similar provision of the applicable Term Debt Document, but, with respect to clauses (i) and (ii), only to the extent that the requirements of the applicable Term Debt Documents are sufficient to protect the priority and perfection of the Liens of Term Debt Creditors in and to the applicable Term Debt Priority Collateral. Until the Term Debt Obligations Payment Date, delivery of possession or “control” of any Term Debt Priority Collateral to the Term Debt Agent pursuant to the Term Debt Documents shall satisfy any requirement hereunder or under any Other Document to deliver such possession or “control” to Agent; provided that, nothing in the foregoing provisions of this sentence or this Section 4.21 shall be deemed to limit Borrowers’ obligations to comply fully with the requirements of Section 4.15(i), except that, to the extent Borrowers wish to establish any deposit account for the sole purpose of depositing and holding the cash proceeds of any Term Debt Priority Collateral, or any securities account or investment account, Borrowers need not comply with the provisions of clause (ii) of the last sentence of Section 4.15(i) if and to the extent that the applicable bank or depository institution, financial institution or securities intermediary, each applicable Borrower and Term Debt Agent shall have entered into an account control agreement sufficient to give Term Debt Agent “control” over such account. To the extent that either Agent or Term Debt Agent shall have possession of or “control” over any Collateral, then Borrowers hereby agree that Agent or Term Debt Agent (as applicable) may (to the extent provided for in the Intercreditor Agreement) hold possession of or “control” over such Collateral for the benefit of Agent and Lenders (and all other holders of the Obligations) and of the Term Debt Creditors for the purpose of perfecting and/or protecting the priority of any Liens granted to Agent under this Agreement and the Other Documents and to Term Debt Agent under the Term Debt Documents.

V.                                    REPRESENTATIONS AND WARRANTIES. EACH BORROWER REPRESENTS AND WARRANTS AS FOLLOWS:

5.1                               Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents have been duly executed and delivered by each Borrower, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, are not in contravention of law or the terms of such Borrower’s Organizational Documents or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, including the Term Debt Documents, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any Organizational Documents, agreement, instrument, or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound, including under the provisions of the Term Debt Documents.

5.2                               Formation and Qualification; Inactive Subsidiaries; Foreign Subsidiaries.

(a)                                 Each Borrower is duly incorporated or formed and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.

(b)                                 Schedule 5.2(b) sets forth, as of the Closing Date, (i) a complete list of all Subsidiaries of each Borrower, (ii) a complete list of all such Subsidiaries which are Inactive Subsidiaries and (iii) a complete list of all such Subsidiaries which are Foreign Subsidiaries.

(c)                                  No Subsidiary of any Borrower that has been designated as an Inactive Subsidiary (either on the Closing Date or on the date such Subsidiary was acquired by any Borrower) (i) conducts any active business operations (including the operations of a holding company), (ii) has assets with a fair market value of $500,000 or more or (iii) owns any capital stock of any Borrower or any other Subsidiary (except another Inactive Subsidiary) of any Borrower, and no entity that was originally designated as an Inactive Subsidiary (either on the Closing Date or on the date such Subsidiary was acquired by any Borrower) has ceased to satisfy all the requirements for an Inactive Subsidiary (excluding any such Subsidiaries which have complied with the requirements of Section 7.12 hereof and are no longer designated as Inactive Subsidiaries). The fair market value of all assets of all Inactive Subsidiaries does not exceed $1,000,000 at any one time in the aggregate.

5.3                               Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4                               Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all material federal, state and local tax returns and other reports each is required by law to file and has paid all material taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of each Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5                               Financial Statements.

(a)                                 The pro forma balance sheet of Borrowers on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date was prepared as of December 31, 2012, but reflects the consummation of the transactions contemplated this Agreement and the Other Documents, including the funding of the initial Advances hereunder and repayment of all Indebtedness of Borrowers outstanding on the Closing Date other than the Indebtedness permitted under Section 7.8 (specifically including the repayment of Borrowers’ existing revolving credit facility with PNC, as agent (the “Existing Revolving Credit Agreement”)) (collectively, the “Transactions”) and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Borrowers on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, applied consistently with Borrowers’ audited annual financial statements for the fiscal year ended December 31, 2010. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Financial Officer of Borrowers. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements and subject to year-end adjustments and the absence of footnotes.

(b)                                 The five year EBITDA and working capital projections of Borrowers on a Consolidated Basis, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the management of Borrowers are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c)                                  The audited consolidated balance sheets of UniTek Holdings and its consolidated Subsidiaries as at December 31, 2009 and December 31, 2010, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur), are accurate, complete and correct in all material respects and present fairly the financial position of Borrowers and their Subsidiaries and such other Persons at such dates and the results of their operations for such periods. The unaudited consolidated balance sheet of Borrowers and their consolidated Subsidiaries as at December 31, 2012 has been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur), are accurate, complete and correct in all material respects and present fairly the financial position of Borrowers and their Subsidiaries and such other Persons at such dates and the results of their operations for such period (subject to normal year-end audit adjustments and the absence of footnotes).

5.6                               Entity Names. As of the date hereof, no Borrower has been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has any Borrower been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7                               OSHA and Environmental Compliance.

(a)                                 Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b)                                 Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

(c)                                  (i) There are no visible signs of material releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property including any premises leased by any Borrower; (ii) to the best knowledge of Borrowers, there are no underground storage tanks or polychlorinated biphenyls on the Real Property including any premises leased by any Borrower, (iii) to the best knowledge of Borrowers, the Real Property including any premises leased by any Borrower has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) to the best knowledge of Borrowers, no Hazardous Substances are present on the Real Property including any premises leased by any Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

5.8                               Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a)                                 Both before and after giving effect to the Transactions, each Borrower is and will be solvent, able to pay its debts as they mature, has and will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is and will be in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)           Except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or, to the best knowledge of any Borrower, threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect, and (ii) any liabilities or Indebtedness for borrowed money other than the Obligations or any other Indebtedness permitted by Section 7.8.

(c)           No Borrower is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in violation of any order of any court, Governmental Body or arbitration board or tribunal naming such Borrower which could reasonably be expected to have a Material Adverse Effect.

(d)           No Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(d) hereto. (i) No Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither any Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; neither any Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vi) neither any Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower or any member of the Controlled Group; (xii) neither any Borrower nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Borrower nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9          Patents, Trademarks, Copyrights and Licenses. All registered patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications and tradenames owned or utilized by any Borrower are set forth on Schedule 5.9 (as such Schedule 5.9 may be updated at any time upon written notice to Agent to reflect any such Intellectual Property acquired after the Closing Date). There is no objection to or pending challenge to the validity of any such patent, trademark, copyright or tradename, and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by any Borrower and material to its business and all trade secrets used by any Borrower and material to its business consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to materially preserve the value thereof from the date of creation or acquisition thereof.

5.10        Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11        [RESERVED].

5.12        No Default. No Default or Event of Default has occurred.

5.13        No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect. Each Borrower has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14        No Labor Disputes. As of the Closing Date, no Borrower is involved in any material labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened (to the best knowledge of Borrowers) or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15        Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16        Investment Company Act. No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17        Disclosure. No representation or warranty made by any Borrower in this Agreement, any Other Documents, the Term Debt Documents or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to such Borrower which such Borrower has not disclosed to Agent in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

5.18        Delivery of Term Debt Documents and Intercreditor Agreement. Agent has received complete copies of the Term Debt Documents and the Intercreditor Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which was entered into in accordance with the Intercreditor Agreement and has heretofore been delivered to Agent.

5.19        Swaps. No Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.20        Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21        Application of Certain Laws and Regulations. Neither any Borrower nor any Affiliate of any Borrower is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22        Business and Property of Borrowers. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than those business in which the Borrowers are engaged on the date of this Agreement or that are reasonably related thereto and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.23        [RESERVED].

5.24        Anti-Terrorism Laws.

(a)           General. Neither any Borrower nor any Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Executive Order No. 13224. Neither any Borrower nor any Affiliate of any Borrower or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii)          a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v)           a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi)          a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither any Borrower nor to the knowledge of any Borrower, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

5.25        Trading with the Enemy. No Borrower has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

5.26        [RESERVED].

5.27        Equity Interests. The authorized and outstanding Equity Interests of each Borrower, and each legal and beneficial holder thereof as of the Closing Date, is as set forth on Schedule 5.27 hereto (provided that for any Borrower that is a publicly traded company, such Schedule 5.27 shall list only the five largest shareholders thereof). All of the Equity Interests of each Borrower have been duly and validly authorized and issued and are fully paid and, in the case of Equity Interests evidencing corporate interests, non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.27, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Borrower or any of the shareholders of any Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Borrowers. Except as set forth on Schedule 5.27, Borrowers have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.28        Commercial Tort Claims. No Borrower is a party to any commercial tort claims except as set forth on Schedule 5.28 hereto (which Schedule 5.28 may be updated at any time upon written notice to Agent).

5.29        Letter of Credit Rights. No Borrower has any letter of credit rights, except as set forth on Schedule 5.29 hereto (which Schedule 5.29 may be updated at any time upon written notice to Agent).

5.30        Material Contracts. Schedule 5.30 sets forth all Material Contracts of the Borrowers (which Schedule 5.30 may be updated at any time upon written notice to Agent). All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

VI.          AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1          Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2          Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral, expect to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3          Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

6.4          Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5          Financial Covenants.

(a)           Fixed Charge Coverage Ratio. Cause to be maintained a Fixed Charge Coverage Ratio, measured as of the end of each fiscal quarter for the trailing twelve (12) fiscal month period, of not less than 1.20 to 1.0 for any fiscal quarter ending from and after the fiscal quarter ending March 31, 2014.

6.6          Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

6.7          Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders.

6.8          Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9 and 9.10 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII.         NEGATIVE COVENANTS.

No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1          Merger, Consolidation, Acquisition and Sale of Assets.

(a)           Enter into any merger, consolidation or other reorganization with or into any other Person or permit any other Person to consolidate with or merge with it; provided that, any Borrower entity may (i) merge into any other Borrower entity (but provided further that in any such merger involving UniTek Parent, UniTek Parent shall be the surviving entity of such merger) and (ii) enter into any Permitted Acquisition.

(b)           Acquire all or a substantial portion of the assets or Equity Interests of any Person (or any division or business line of any Person) except for any Permitted Acquisition; provided that if any Borrower shall acquire any new Subsidiary as a result of any Permitted Acquisition, Borrowers shall comply with the requirements of Section 7.12. Notwithstanding anything to the contrary contained in any provision of this Agreement, no Borrower shall purchase any Equity Interests in or become or agree to become party to a Joint Venture except as an Investment permitted under Section 7.4(i) hereof.

(c)           Sell, lease, transfer or otherwise dispose of any of its properties or assets, except dispositions of Inventory and Equipment, and dispositions of other property or assets that is Term Debt Priority Collateral, to the extent expressly permitted by Section 4.3.

7.2          Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances. Without limiting the generality of the foregoing, no Borrower shall create or suffer to exist any Lien or transfer upon or against any of its DIRECTV Inventory in favor of any Person other than DIRECTV (other than Permitted Encumbrances arising under clauses (b), (f), (g) or (l) to the extent such Permitted Encumbrances would not violate the provisions of the DIRECTV/DirectSat Contract).

7.3          Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees by one or more Borrower(s) of the Indebtedness or obligations of any other Borrower(s) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement, (c) the endorsement of checks in the Ordinary Course of Business and (d) guarantee obligations with respect to the Term Debt Obligations owing to the Term Debt Creditors.

7.4          Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, except (a) investments in cash and Cash Equivalents, (b) Permitted Acquisitions, (c) intercompany investments by any Borrower in another Borrower, (d) investments in any Subsidiary (valued at cost) that is not a Borrower hereunder (excluding any Inactive Subsidiary) in an aggregate amount not to exceed (x) $2,700,000 at any time outstanding minus (y) the then-outstanding principal balance of all intercompany loans and advances to Permitted Foreign Operating Subsidiaries made pursuant to Section 7.10 hereof and (e) additional investments in an aggregate amount (valued at cost) not to exceed $800,000 during the term hereof.

7.5          Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except with respect to (a) loans or extension of credit in connection with the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, (b) intercompany loans between and among Borrowers, so long as each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrowers) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note, (c) loans and advances to employees of any Borrower in the Ordinary Course of Business (including payroll advances and advances for travel, entertainment and relocation expenses) in an aggregate amount for all Borrowers not to exceed $250,000 at any one time outstanding, (d) promissory notes and other non-cash consideration received by any Borrower pursuant to any sale or disposition permitted by Section 7.1(c) hereof (provided that all payments received in respect of such are immediately remitted by Borrowers to Agent to be applied as a mandatory prepayment of the Obligations pursuant to Section 2.21(c) hereof (subject to the provisions of the last sentence thereof)), (e) advances, loans and extensions existing on the date hereof and described on Schedule 7.5(e) hereto with any modifications, replacements, renewals or extensions thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Section 7.5(e), and (f) in addition to advances, loans and extensions otherwise expressly permitted by this Section 7.5, advances, loans or extensions by Borrowers in an aggregate amount (valued at cost) not to exceed $250,000 during the Term.

7.6          [RESERVED].

7.7          Dividends. (i) Declare, pay or make any dividend or distribution on any Equity Interests of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock), or (ii) apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Borrower or (iii) make any payments of management fees except that: so long as (a) a notice of termination with regard to this Agreement shall not be outstanding, and (b) no Event of Default or Default shall have occurred after giving pro forma effect to such dividends, (a) Borrowers other than UniTek Parent shall be permitted to pay dividends to any other Borrower; (b) UniTek Parent may purchase the common stock or common stock options of UniTek Parent from present or former officers or employees of any Borrower or any Subsidiary of Borrowers upon the death or disability of such officer or employee; provided that the aggregate amount of payments under this paragraph (b) in any fiscal year (net of any proceeds received by the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $1,000,000 and, after giving effect to such purchase or repurchase, the Undrawn Availability is not less than $10,000,000; and (y) UniTek Parent may make a cashless repurchase of its Equity Interests which is deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represents a portion of the exercise price of those options, rights or warrants.

7.8          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders and the other Obligations; (ii) Indebtedness of Borrowers consisting of Capitalized Lease Obligations and purchase money indebtedness for the Capital Expenditures in an aggregate outstanding principal amount not to exceed $20,000,000 at any one time, so long as such Indebtedness is not secured by any Collateral or other assets or property of Borrowers other than the assets purchased with the initial proceeds of such Indebtedness; (iii) any guarantees constituting Indebtedness that are permitted under Section 7.3 above, (iv) Term Debt Indebtedness (including any Permitted Refinancing thereof) in an aggregate principal amount not to exceed $100,000,000, provided that, Borrowers may incur (and may refinance pursuant to the Permitted Refinancing) additional Term Debt Indebtedness in excess of such limitation not to exceed an additional aggregate principal amount of not more than $50,000,000 either pursuant to a Permitted Refinancing or under the “Incremental Term Facility” (as defined and provided for in the Term Debt Credit Agreement as in effect on the date hereof) but only to the extent that no later than five (5) Business Days prior to the incurrence of any such additional Term Debt Indebtedness, Borrowers shall have delivered to Agent a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that the Borrowers would be in compliance with the financial covenants set forth in Section 6.5 on a pro forma basis after giving effect to such incurrence as if such incurrence had occurred on the first day of the most recent period of four consecutive fiscal quarters in respect of which the financial covenants have been tested in accordance with Section 6.5, (v) Indebtedness consisting of intercompany loans made by one or more Borrower(s) to any other Borrower(s) in accordance with the provisions of Section 7.5(c); (vi) Subordinated Debt incurred in connection with Permitted Acquisitions in an aggregate outstanding principal amount not to exceed $5,000,000 at any one time; (vii) Interest Rate Hedges that are entered into by Borrowers to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes; (viii) Indebtedness of a Person or Indebtedness secured by assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrowers, in each case after the Closing Date, provided that (A) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (B) such Indebtedness is not guaranteed in any respect by any Borrower (other than by any such Person that so becomes a Subsidiary and existing Subsidiaries of such Person), (C) the aggregate principal amount of all such Indebtedness does not exceed $3,000,000 at any one time outstanding and (D) under no circumstances shall any such Indebtedness be secured by any Liens on any Receivables, Inventory, proceeds of Receivables or Inventory, deposit accounts or any other ABL Priority Collateral belonging to such Person being acquired and/or to any Borrower or Guarantor; and any refinancing thereof (provided that no such refinancing shall increase the principal balance outstanding under such Indebtedness as of the date of such refinancing or shorten the maturity date thereof or expand the collateral pledged to secure such Indebtedness at the time of such

Permitted Acquisition), but only so long as Borrowers would be in compliance with the financial covenants set forth in Section 6.5 on a pro forma basis after giving effect to such acquisition as if such acquisition had occurred on the first day of the most recent period of four consecutive fiscal quarters in respect of which the Fixed Charge Coverage Ratio has been tested in accordance with Section 6.5, (ix) Indebtedness in respect of performance, surety, bid, appeal bonds, completion guarantees or other similar obligations provided in the ordinary course of business, including guarantees or obligations of the Borrower and its Subsidiaries with respect to letters of credit supporting such performance, surety, bid, appeal bonds, completion guarantees or other similar obligations but excluding Indebtedness incurred through the borrowing of money, Capitalized Lease Obligations and purchase money obligations; (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; (xi) the incurrence by any Borrower of contingent obligations in respect of purchase price adjustments or indemnification obligations set forth in agreements providing for the Permitted Acquisition or disposition of any asset of the Borrowers so long as all such contingent obligations are discharged within 30 days of the date the amount thereof becomes due under the terms of such Permitted Acquisition and the Permitted Acquisition or subject disposition is otherwise permitted hereby; (xii) cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts in the ordinary course of business; (xiii) Indebtedness consisting of the financing of insurance premiums, so long as the aggregate amount payable pursuant to such Indebtedness does not materially exceed the amount of the premium for such insurance; (xiv) Indebtedness arising in connection with endorsement of instruments for deposit in the Ordinary Course of Business; (xv) Indebtedness consisting of Permitted Earn-Out Obligations; (xvi) any other Indebtedness not otherwise permitted under the preceding clauses (i) through (xiv) that is existing on the Closing Date and listed on Schedule 7.8 hereto and any refinancing thereof (provided that no such refinancing shall increase the principal balance outstanding under such Indebtedness as of the date of such refinancing or shorten the maturity date thereof); and (xvii) additional unsecured Indebtedness of the Borrowers in an aggregate principal amount not to exceed $1,500,000 at any one time outstanding.

7.9          Nature of Business. Substantially change the nature of the business in which it is presently engaged, except as may be reasonably related thereto, nor except as otherwise specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10        Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Borrowers which are not expressly prohibited by the terms of this Agreement, (ii) payment by Borrowers of dividends and distributions permitted under Section 7.7 hereof, and (iii) transactions disclosed to the Agent in writing, which are in the Ordinary Course of Business, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate. Notwithstanding anything to the contrary provided for in the foregoing or in any other provision of this Agreement, no Borrower shall, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Subsidiary of any Borrower that is not a Borrower under this Agreement or a Guarantor of the Obligations, specifically including any Inactive Subsidiary or any Foreign Subsidiary, except that, Borrowers may make intercompany loans and advances to Permitted Foreign Operating Subsidiaries in an aggregate amount not to exceed (x) $2,700,000 at any time outstanding minus (y) the then-outstanding amount (valued at cost) of all Investments in non-Borrower Subsidiaries made pursuant to Section 7.4(h) hereof; so long as each such intercompany loan or advance is evidenced by a promissory note (including, if applicable, any master intercompany note executed by the Permitted Foreign Operating Subsidiaries) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Agent in its sole discretion that has been delivered to Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Borrower(s) that are the payee(s) on such note.

7.11        Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $25,000,000 in any one fiscal year in the aggregate for all Borrowers.

7.12        Subsidiaries.

(a)           Subject to the provisions of Sections 7.12(b) and 7.12(c), hold any Equity Interests in or form or acquire any Subsidiary unless (i) such Subsidiary either (x) expressly joins in this Agreement and the Other Document as a borrower and becomes jointly and severally liable for the Obligations or (y) if Agent shall agree in its sole discretion, becomes a Guarantor of the Obligations and executes a Guarantor Security Agreement, and in either case (x) or (y), such Subsidiary shall grant first priority (subject only to Permitted Encumbrances in favor of Term Debt Agent subject to the Intercreditor Agreement in the case of any Term Debt Priority Collateral of such Subsidiary and to any other Permitted Encumbrances which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority) Liens on substantially all of its assets to secure its liabilities for the Obligations, (ii) both prior to and after giving effect to such acquisition or formation, (x) no Default or Event of Default shall exist and (y) each of the representations and warranties made by any Borrower in or pursuant to this Agreement, any Other Document and any related agreements to which it is a party, or each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, any Other Document or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty was expressly made only as of a specified date, in which case such representation or warranty was true and correct as of such date) and (iii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

(b)           Notwithstanding anything to the contrary provided for in paragraph (a) above, if any Subsidiary shall constitute an Inactive Subsidiary as of the Closing Date and be designated by Borrowers as an Inactive Subsidiary (either by listing such Subsidiary as an Inactive Subsidiary on Schedule 5.2(b) on the Closing Date or by designating any Subsidiary acquired in a Permitted Acquisition as an Inactive Subsidiary in writing to Agent at the time of such Permitted Acquisition), Borrowers shall be deemed to be in compliance with the provisions of this Section 7.12 without otherwise satisfying the requirements set forth in paragraph (a) above so long as Borrower shall take all actions requested by Agent to create a first priority (subject only to Permitted Encumbrances in favor of Term Debt Agent subject to the Intercreditor Agreement) pledge and Lien over one hundred percent of the Equity Interests of such Inactive Subsidiary. If at any time any Subsidiary that has previously been designated as an Inactive Subsidiary in accordance with this Section 7.12(b) shall cease to satisfy any of the requirements for an Inactive Subsidiary, Borrowers shall promptly give written notice of such occurrence to Agent and promptly take all steps necessary to comply fully with all the requirements of paragraph (a) above with respect to such Subsidiary.

(c)           Notwithstanding anything to the contrary provided for in paragraph (a) above, with respect to any Foreign Subsidiary, Borrowers shall be deemed to be in compliance with the provisions of this Section 7.12 without otherwise satisfying the requirements set forth in paragraph (a) above so long as Borrower shall take all actions requested by Agent to create a first priority (subject only to Permitted Encumbrances in favor of Term Debt Agent subject to the Intercreditor Agreement) pledge and Lien over at least sixty-five percent (65%) of the voting Equity Interest and one hundred percent of non-voting Equity Interests of such Foreign Subsidiary under the laws of New York and/or the laws of the foreign jurisdiction in which such Foreign Subsidiary is organized (including delivery of any applicable foreign law legal opinions requested by Agent).

(d)           Enter into any partnership, Joint Venture or similar arrangement, except as permitted by Section 7.1(b) and 7.4(i) above.

7.13        Fiscal Year and Accounting Changes. Change its fiscal year ending date from December 31st or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14        Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business as conducted on the date of this Agreement.

7.15        Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent shall have taken all steps necessary for Agent to continue the perfections of and protect the enforceability and priority of its Liens in the Collateral belonging to such Borrower and in the Equity Interests of such Borrower and (z) in any case under clause (iv), such amendment, modification or waiver could not reasonably be expected to have a materially adverse effect on the rights or interests of Agent, Issuer and Lenders.

7.16        Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) incur, or permit any Plan to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (x) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.

7.17        Prepayment of Indebtedness; Earn-Outs.

(a)           At any time, directly or indirectly, prepay or repurchase, redeem, retire or otherwise acquire prior to the scheduled maturity thereof (i) any Subordinated Debt or (ii) any other Indebtedness of any Borrower except for: (x) prepayments of the Obligations, (y) mandatory prepayment of the Term Debt Obligations under the terms and conditions of the Term Debt Documents as in effect on the date hereof or as amended in accordance with the provisions of Section 7.22 hereof and (z) voluntary prepayments of any such Indebtedness other than Subordinated Debt (including but not limited to trade debt and the Term Debt Indebtedness) to the extent that and only so long as any such voluntary prepayment under this clause (z) is made by Borrowers in the Ordinary Course of Business and no Default or Event or Default shall exist either before or after giving effect to such voluntary prepayment; provided that, nothing contained in the foregoing shall prohibit any Permitted Refinancing of the Term Debt Indebtedness. However, notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, in the event that, after giving effect to any mandatory prepayment of the Term Debt Indebtedness required under the Term Debt Documents in respect of the “Excess Cash Flow” (as defined in the Term Debt Documents) of Borrowers and their consolidated Subsidiaries that would otherwise be permitted under the provisions of this Section 7.17, Borrowers would have Undrawn Availability and five day average Undrawn Availability of less than the greater of (i) $5,000,000 and (ii) the minimum availability required under the DIRECTV Letter and any related agreements, then the maximum amount of the prepayment of the Term Debt Indebtedness which Borrowers shall be permitted to make under this Section 7.17 shall not exceed the maximum amount which, if paid by Borrowers, would leave Borrowers with an Undrawn Availability of at least the greater of (i)

$5,000,000 and (ii) the minimum availability required under the DIRECTV Letter and any related agreements.

(b)           Make any payment in respect of any Earn-Out Indebtedness; provided that payments in respect of Permitted Earn-Out Obligations may be made so long as, both immediately prior to and after giving effect to the making of such payment, (x) no Event of Default shall have occurred and remain continuing and (y) Borrowers shall have Undrawn Availability and five day average Undrawn Availability of at least the Undrawn Availability Minimum Amount either immediately prior to or after giving effect to any such payment.

7.18        Anti-Terrorism Laws. No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:

(a)           Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

(b)           Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(c)           Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Borrower shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower’s compliance with this Section.

7.19        Restrictive Agreements. Enter into or otherwise permit itself or its assets to become bound by any contract, instrument or other agreement (other than the Term Debt Documents) which would prohibit or limit the ability of any Borrower other than UniTek Parent to make any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its Equity Interests.

7.20        Trading with the Enemy Act. Engage in any business or activity in violation of the Trading with the Enemy Act.

7.21        Subordinated Debt. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Subordinated Debt, except as expressly permitted in applicable subordination agreement.

7.22        Amendments to Term Debt Documents. Enter into any amendment, waiver or modification of the Term Debt Documents the effect of which is (i) to increase any applicable interest rate on the Term Debt Indebtedness by more than 300 basis points, except in connection with (1) the imposition of a default rate of interest in accordance with the terms of the Term Debt Documents (provided that the incremental increase resulting solely from the imposition of such default rate of interest shall not at any time exceed the greater of (x) 200 basis points and (y) the difference between “LIBOR”, the “Eurodollar Rate”, the “Adjusted Eurodollar Rate” (in each case, or any equivalent term) at such time, on the one hand, and the “Alternate Base Rate” or the

“Base Rate” (in each case, or any equivalent term) at such time, on the other hand, plus 200 basis points), (2) the imposition of fees for forbearance, amendments, waivers and other modifications and supplements or (3) any increase in “LIBOR”, the “Eurodollar Rate”, the “Adjusted Eurodollar Rate”, the “Alternate Base Rate” or the “Base Rate” (in each case, or any equivalent term) (it being understood that, in the case of a pricing matrix or grid based upon a measure of financial performance provided for in the Term Debt Documents as in effect on the date hereof, (x) any change in rate due to the operation thereof shall not constitute an increase and (y) each of the interest rates specified in such matrix or grid may be increased by an amount up to 300 basis points), (ii) to provide for any incurrence of additional or increased Term Debt Indebtedness after the Closing Date, except for any such incurrence and increase of the Term Debt Indebtedness, whether pursuant to “Incremental Term Facility” (as defined and provided for in the Term Debt Credit Agreement as in effect on the date hereof) or otherwise, permitted under the provisions of Section 7.8(iv) hereof and which does not otherwise violate the provisions of this Section 7.22, (iii) to change the final maturity date (except in connection with an acceleration of the Term Debt Indebtedness following an event of default) for any of the Term Debt Indebtedness to a date that is earlier than the expiration of the Term as in effect hereunder on the Closing Date, or (iv) to increase or accelerate any amortization payments or mandatory prepayments provided for under the Term Debt Documents as in effect on the date hereof (except for any amendments to provide for amortization with respect to any exercise by Borrowers of their rights to incur additional Term Debt Indebtedness pursuant to the “Incremental Term Facility” (as defined and provided for in the Term Debt Credit Agreement as in effect on the date hereof), in which case the amortization terms and final maturity date of any applicable “Incremental Term Loans” (as defined and provided for in the Term Debt Credit Agreement as in effect on the date hereof) shall not be materially less favorable to Borrowers as compared to such amortization and maturity terms of the term loans under the Term Debt Credit Agreement as in effect on the date hereof) or otherwise make a change to the terms and conditions of the amortization payments or mandatory prepayments under the Term Debt Documents as in effect on the date hereof in a manner that is materially adverse to the interests of Borrowers and/or Agent and Lenders; provided that , Borrowers shall deliver to Agent a copy of any amendment, waiver or modification of the Term Debt Documents entered into in compliance with this Section 7.22 within five (5) Business Days of the execution thereof. For the avoidance of doubt, Borrowers may enter into Permitted Refinancings of the Term Debt Indebtedness that are consistent with the provisions of this Section 7.22, subject to certain amendments to the Intercreditor Agreement to be negotiated and acceptable to Agent in its sole and absolute discretion.

7.23        Amendment of DIRECTV Documents. Amend, modify or waive, or permit any amendment, modification or waiver of, any term or provision of the DIRECTV/DirectSat Contract or the DIRECTV Letter in any manner materially adverse to Agent or Lenders; terminate the DIRECTV/DirectSat Contract or the DIRECTV Letter; permit a modification of the DIRECTV/DirectSat Contract or the DIRECTV Letter that results in such contract or letter allowing termination of the DIRECTV/DirectSat Contract earlier than that in effect on the date hereof; or receive a notice of termination of the DIRECTV/DirectSat Contract and permit such notice to remain in effect and not be withdrawn for a period of 90 days.

VIII.       CONDITIONS PRECEDENT.

8.1          Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)           Agreement and Note. Agent shall have received this Agreement and the Notes duly executed and delivered by an authorized officer of each Borrower;

(b)           Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

(c)           Leasehold Agreements. Agent shall have received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers where the chief executive office of any Borrower and/or the books and records of any Borrower regarding Receivables are located;

(d)           Pledge Agreements and Other Documents. Agent shall have received (i) the Pledge Agreements, along with certificates evidencing all of the Equity Interests pledged pursuant thereto together with appropriate undated instruments of transfer executed in blank (if required to be delivered hereunder or under the Pledge Agreements), and (ii) the executed Other Documents, all in form and substance satisfactory to Agent and all duly executed and delivered by an authorized officer of each applicable Borrower;

(e)           Term Debt Documents and Intercreditor Agreement. Agent shall have received final executed copies of the Term Debt Credit Agreement and all other material Term Debt Documents and the Intercreditor Agreement as in effect on the Closing Date, all of which shall be satisfactory in form and substance to Agent and the transactions contemplated by such documentation shall be consummated prior to or simultaneously with the making of the initial Advance;

(f)            [RESERVED];

(g)           [RESERVED];

(h)           [RESERVED];

(i)            Account Control Agreements. Agent shall have received duly executed account control agreements, each in form and substance satisfactory to Agent and sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over all accounts, including the Cash Collateral Account.

(j)            Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(j).

(k)           Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred and is continuing;

(l)            Borrowing Base. Agent (x) shall have received evidence from Borrowers including delivery of any initial Borrowing Base Certificate, that (i) the aggregate amount of Eligible Receivables, Eligible Unbilled Receivables and Eligible Project Receivables are sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date and (ii) after giving effect to the Transactions on the Closing Date (including the initial Advances to be made hereunder), Borrower shall have (i) Undrawn Collateral Availability plus (ii) the Additional Borrowing Base Amount plus (iii) unrestricted cash of at least $15,000,000 and (y) shall be satisfied with the form and substance of such initial Borrowing Base Certificate;

(m)          Blocked Accounts. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral, and duly executed deposit account control agreements in form and substance satisfactory to Agent and relating to each account into which ABL Priority Collateral is or may be deposited;

(n)           Secretary’s Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances and Swing Loans and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of the Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Borrower’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction as attached to such certificate;

(o)           Legal Opinion. Agent shall have received an executed legal opinion of Morgan, Lewis & Bockius LLP, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(p)           No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this Agreement, the Other Documents, the Term Debt Documents or any of the Transactions or (B) which could, in the reasonable opinion of Agent, reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature either materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(q)           Collateral Examination. Agent shall have completed Collateral examinations and received appraisals of the Receivables, Inventory, General Intangibles and Equipment of each Borrower and all books and records in connection therewith;

(r)            Fees and Expenses. Agent shall have received (i) all fees payable to Agent and Lenders and any other applicable Persons on or prior to the Closing Date hereunder, including pursuant to Article III hereof and (ii) all costs and expenses of Agent payable under Section 11.9 hereof;

(s)            Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

(t)            Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) certified copies of Borrowers’ casualty insurance policies, together with (x) lender loss payable endorsements on the applicable insurers’ standard form of loss payee endorsement reasonably acceptable to Agent naming Agent as a lenders’ loss payee and (y) certificates of insurance on appropriate ACORD insurance industry forms naming Agent as a certificate holder, and (ii) certified copies of Borrowers’ liability insurance policies, together with (x) endorsements naming Agent as a co-insured on the applicable insurers’ standard form of additional endorsement reasonably acceptable to Agent and (y) certificates of insurance on appropriate ACORD insurance industry forms naming Agent as a certificate holder;

(u)           Payment Instructions. Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(v)           Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(w)          No Material Adverse Change. (i) Since December 31, 2012, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect other than those events, conditions or states of facts that have been disclosed by filing of a Form 8-K and (ii) no representations made or information supplied to Agent or Lenders shall have proven to be inaccurate or misleading in any material respect or fail to state any material fact necessary to make the statements therein not misleading;

(x)           Contract Review. Agent shall have reviewed all Material Contracts of Borrowers including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

(y)           Compliance with Laws. Agent shall be reasonably satisfied that each Borrower is in compliance with all pertinent federal, state, local or territorial regulations with respect to which the failure to comply could reasonably be expected to have a Material Adverse Effect, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act; and

(z)           Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

8.2          Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a)           Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty shall have been true and correct in all respects on such date);

(b)           No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advances, after giving effect to the consummation of the Transactions; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default as otherwise provided for in this Agreement and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c)           Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement; and

(d)           Out-of-Formula Loans. In the case of any Advance constituting an Out-of-Formula Loan, the Borrowing Base Certificate delivered pursuant to Section 16.2 shall be true and correct in all material respects as of the date of such Advance.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.          INFORMATION AS TO BORROWERS.

Each Borrower shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1          Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2          Schedules. Subject to the provisions of the following sentence, deliver to Agent on or before the fifteenth (15th) day of each fiscal month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior fiscal month); provided that, (x) if so requested by Agent in its discretion, Borrowers shall deliver Borrowing Base Certificates at more frequent intervals calculated as of such interim dates as Agent may require and (y) regardless of whether Agent shall have exercised its rights under the preceding clause (x), Borrowers shall deliver to Agent on the first Business Day of each week a weekly report update to the Borrowing Base Certificate reflecting sales, receipts of cash and collections during the preceding week. Notwithstanding anything to the contrary contained in the foregoing sentence, Borrowers shall deliver to Agent on or before the twentieth (20th) day of each fiscal month as and for the prior month (I) accounts receivable ageing inclusive of reconciliations to the general ledger for all Eligible Project Receivables and other Project Receivables and (II) to the extent the Borrowing Base Certificate delivered under clause (d) of the preceding sentence did not include reporting of Eligible Project Receivables of Borrowers for the applicable fiscal month, an updated Borrowing Base Certificate providing such information (subject to Agent’s rights under clause (x) of the preceding sentence to require more frequent delivery of Borrowing Base Certificates with complete information). In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. Notwithstanding anything to the contrary contained in this Section, Borrowers shall deliver to Agent a weekly roll-forward of accounts receivable. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Without limiting the generality of the foregoing, Borrowers shall deliver such additional information at such intervals as may be required by Agent from time to time in its sole credit judgment exercised in its Permitted Discretion with respect to any and/or all Eligible Project Receivables.

9.3                               Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local Environmental Laws. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

9.4                               Litigation. Promptly notify Agent in writing of (a) any claim, litigation, suit or administrative proceeding affecting any Borrower or any Guarantor, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of the Collateral or which could reasonably be expected to have a Material Adverse Effect and (b) periodic updates (no less frequently than once every two weeks) and any material developments with respect to the litigation in connection with the Pinnacle Acquisition.

9.5                               Material Occurrences. Promptly notify Agent in writing upon the occurrence of: (a) any Event of Default or Default, including the occurrence of any “Default” or “Event of Default under the Term Debt Documents (or the receipt of any notice from Term Debt Creditors alleging the occurrence of any such event), (b) any event of default under any Subordinated Debt (or the receipt of any notice from the holder of any such Subordinated Debt alleging the occurrence of any such event); (c) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (e) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, if such acceleration could reasonably be expected to have a Material Adverse Effect, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (f) any Borrower becomes involved in any material labor dispute, or any strikes or walkouts or union organization of any Borrower’s employees is threatened (to the best knowledge of Borrowers) or occurs or any labor contract is entered into which is scheduled to expire during the Term, (g) any communications received from DIRECTV asserting the termination of the DIRECTV/DirectSat Contract or the DIRECTV Letter and (h) any other development in the business or affairs of any Borrower or any Guarantor, which could reasonably be expected to have a Material Adverse

Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

9.6                               Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

9.7                               Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, (i) financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and complete and correct in all material respects, and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Agent (the “Accountants”) and (ii) management prepared financial statements of Borrowers on a consolidating basis, including, but not limited to, statements of income and stockholders’ equity from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and complete and correct in all material respects. The report of the Accountants with respect to the audited financial statements described in clause (i) of the foregoing sentence shall be accompanied by a statement of the Accountants certifying that (x) they have caused this Agreement to be reviewed, and (y) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under Sections 6.5 hereof or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by Sections 6.5 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

9.8                               Quarterly Financial Statements. Furnish Agent within forty-five (45) days after the end of each fiscal quarter, (i) an unaudited balance sheet of Borrowers on a consolidated basis as at the end of such quarter and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrowers’ business and (ii) management-prepared financial statements on a consolidating basis (exclusive of cash flows) for the business divisions of Borrowers as have been prepared by Borrowers consistent with past practice. The reports shall be accompanied by a Compliance Certificate.

9.9                               Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each fiscal month, an unaudited balance sheet of Borrowers on a consolidated basis as at the end of such month and unaudited statements of income of Borrowers on a consolidated reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Borrowers’ business. The reports shall be accompanied by a Compliance Certificate.

9.10                        Other Reports. Furnish Agent (i) as soon as available, but in any event within ten (10) days after the issuance thereof, (x) with copies of such financial statements, reports and returns as UniTek Parent shall send to its stockholders and (y) copies of all notices, reports, financial statements and other materials sent pursuant to the Term Debt Documents and (ii) as soon as available, but in any event within three (3) Business Days after the filing thereof, any and all reports , including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by any Borrower with the SEC.

9.11                        Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrowers including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening of any new office or place of business or any Borrower’s closing of any existing office or place of business, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound, in each case which could reasonably be expected to have a Material Adverse Effect.

9.12                        Projected Operating Budget. Furnish Agent, no later than sixty (60) days following the beginning of each Borrower’s fiscal years, commencing with fiscal year 2012, a month by month projected operating budget and cash flow of Borrowers on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13                        2011 and 2012 Audits. Furnish Agent, no later than thirty (30) days after the Closing Date, financial statements of Borrowers on a consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow for each of fiscal years 2011 and 2012, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and complete and correct in all material respects, and, as to the 2012 audit, reported upon without qualification by Accountants (other than a going concern or impairment qualification relating to matters disclosed by the Borrower in a Form 8-K prior to the date hereof). The report of the Accountants with respect to the audited financial statements described in this Section 9.13 shall be accompanied by a statement of the Accountants certifying that (x) they have caused this Agreement to be reviewed, and (y) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under Sections 6.5 hereof or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing. Together with such reports, Borrowers shall furnish Agent with a Compliance Certificate and certification to the effect that the financial information presented in the audit reports does not evidence deviation by more than 10% as to the level of accounts receivable in an adverse manner from such financial information presented to Agent in the Deloitte & Touche report dated as of June 26, 2013 and provided to Agent prior to the Closing Date.

9.14                        Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any material Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such material Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor.

9.15                        ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16                        Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request regarding Borrowers, their Subsidiaries, their businesses and assets and properties and/or to carry out the purposes, terms or conditions of this Agreement.

X.                                   EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1                        Nonpayment. Failure by any Borrower to pay any principal on the Obligations when due or within the period of grace, if any, provided in the instrument or agreement under which such Obligation was created, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment (including pursuant to Section 2.7), or failure to pay when due any interest on the Obligations or other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due, which failure continues for a period of three (3) Business Days (but further provided that such grace period under this Section 10.1 may not be exercised more than three (3) times during the Term);

10.2                        Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3                        Financial Information. Failure by any Borrower to (i) furnish financial information when due or when requested hereunder which is unremedied for a period of fifteen (15) days, or (ii) permit the inspection of its books or records or access for appraisals in accordance with the terms hereof;

10.4                        Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Borrower’s Inventory or Receivables or against a material portion of any Borrower’s other property which is not stayed or lifted within thirty (30) days;

10.5                        Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Borrower or any Guarantor or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower or any Guarantor or such Person, and Agent or any Lender, or (ii) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.13, 4.14, 6.3, 6.4, 9.4 or 9.6 hereof which is not cured within twenty (20) days from the occurrence of such failure or neglect;

10.6                        Judgments. Any judgment or judgments , writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower or any Guarantor for an aggregate amount in excess of $1,000,000 or against all Borrowers or Guarantors for an aggregate amount in excess of $1,000,000 and (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, or, (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of Agent on such assets or properties;

10.7                        Bankruptcy. Any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8                        Affiliate or Guarantor Bankruptcy. Any Affiliate or any Subsidiary of any Borrower, or any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.9                        Material Adverse Effect. The occurrence of any Material Adverse Effect;

10.10                 Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances in favor of Term Debt Agent subject to the Intercreditor Agreement in the case of any Term Debt Priority Collateral and to any other Permitted Encumbrances which by operation of law (including the priority granted under the Uniform Commercial Code to any purchase money security interests that are Permitted Encumbrances) have senior priority;

10.11                 Term Debt Indebtedness. Acceleration or other exercise of rights or remedies under the Term Debt Documents or the existence of an “event of default” thereunder due to the failure to timely pay principal or interest thereunder.

10.12                 Cross Default. Either (x) any specified “event of default” under any other Indebtedness of any Borrower with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount or total amount potentially due and payable by any Borrower(s)) of $1,500,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Borrower to accelerate such Indebtedness (and/or the obligations of Borrower thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), in any such case after giving effect to any applicable notice, grace or cure periods, provided, however, that this clause (x) shall not include any such events under the Term Debt, or (y) a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which causes a Material Adverse Effect which default is not cured within any applicable grace period;

10.13                 Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Guaranty Security Agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guaranty Security Agreement, Pledge Agreement or similar agreement;

10.14                 Change of Control. Any Change of Control shall occur;

10.15                 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender;

10.16                 Licenses. To the extent it could reasonably be expected to have a Material Adverse Effect: (i) Any Governmental Body shall (a) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower or any Guarantor, the continuation of which is material to the continuation of any Borrower’s or Guarantor’s business, or (b) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower’s or Guarantor’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower’s or any Guarantor’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

10.17                 Seizures. Other than with respect to de minimis items of Collateral not exceeding $250,000 in the aggregate, any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or any Guarantor or the title and rights of any Borrower, any Guarantor or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which could reasonably be expected to, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.18                 Operations. The business operations of any Borrowers are interrupted at any time for more than 7 consecutive calendar days, unless such Borrower or Guarantor shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

10.19                 Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or

10.20                 DIRECTV Documents. The DIRECTV/DirectSat Contract shall be amended, modified or waived in any manner materially adverse to Agent or Lenders or the ABL Priority Collateral, or the DIRECTV/DirectSat Contract shall be terminated or shall be subject of a notice of termination (other than the DIRECTV Letter as in effect on July 1, 2013 or any modification thereof extending the date of termination) that is not withdrawn within 90 days.

XI.                              LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1                        Rights and Remedies.

(a)                                 Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter, at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Section 10.7(vii) hereof arising from a filing of a petition against any Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed or an Event of Default under Section 10.7(vii) shall occur. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Borrower’s (a) trademarks, trademark applications, trade styles, trade names, patents, patent applications, copyrights, copyright applications, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

(b)                                 To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Agent: (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Borrower or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2                        Agent’s Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.

11.3                        Setoff. Subject to Section 14.12, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Borrower’s property held by Agent and such Lender to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.

11.4                        Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5                        Allocation of Payments. After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations (including without limitation any amounts outstanding under any of the Other Documents), or in respect of the Collateral may, at Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Agent in connection with enforcing its rights and the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest on account of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all of the Obligations consisting of accrued fees and interest with respect to the Advances (other than interest on the Swing Loans) or otherwise provided for in this Agreement or the Other Documents;

SEVENTH, to the payment of the outstanding principal amount of the Advances (other than the Swing Loans), including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof, and all Hedge Liabilities;

EIGHTH, to all other Obligations provided for in this Agreement or the Other Documents or otherwise which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “SEVENTH” above, and

NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its Ratable Share of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH” and “EIGHTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “SEVENTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent as cash collateral as provided for in Section 3.2(b) hereof and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “SEVENTH” and “EIGHTH” above in the manner provided in this Section 11.5.

XII.                         WAIVERS AND JUDICIAL PROCEEDINGS.

12.1                        Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2                        Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3                        Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER

DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.                    EFFECTIVE DATE AND TERMINATION.

13.1                        Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until April 15, 2016 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon thirty (30) days’ prior written notice (which notice shall be revocable) upon payment in full of the Obligations.

13.2                        Termination. The termination of the Agreement shall not affect Agent’s, Issuer’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV.                     REGARDING AGENT.

14.1                        Appointment. Each Lender hereby designates AIC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in 3.4(a) and the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

14.2                        Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3                        Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the

Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular to succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including Pledge Agreement and all account control agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV shall inure to its benefit a to any actions taken or omitted to be taken by it in connection with such Liens).

14.4                        Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

14.5                        Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6                        Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.7                        Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Revolving Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.8                        Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.9                        Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.10                 Borrowers’ Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.11                 No Reliance on Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Borrower, its Affiliates or its agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

14.12                 Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or any deposit accounts of any Borrower now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

14.13                 Lenders’ Agreements Regarding Intercreditor Agreement. As between Agent on the one hand and Lenders on the other (and without creating any third party beneficiary rights in favor of any Borrower or any Subsidiary of any Borrower), (i) each Lender hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof, (ii) each Lender (and each Person that becomes a Lender hereunder pursuant to Section 16.3) hereby authorizes and directs Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that Agent may take such action on its behalf as is contemplated by the terms of the Intercreditor Agreement, (iii) each Lender hereby agrees that, notwithstanding anything herein to the contrary, prior to the Term Debt Obligations Payment Date, all rights and remedies of the Agent and the Lenders with respect to the Collateral including the Term Debt Priority Collateral shall be subject to the terms of the Intercreditor Agreement

XV.                          BORROWING AGENCY.

15.1                        Borrowing Agency Provisions.

(a)                                 Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)                                 The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)                                  All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

15.2                        Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.                     MISCELLANEOUS.

16.1                        Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s Agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2                        Entire Understanding.

(a)                                 This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)                                 The Required Lenders (or Agent with the consent in writing of the Required Lenders) and Borrowers may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i)                                     increase the Revolving Commitment Percentage or Revolving Credit Commitment Amount of any Lender without the consent of such Lender or, except in connection with any Borrower Revolver Increase, increase the Maximum Revolving Advance Amount without the consent of all Lenders (other than Defaulting Lenders);

(ii)                                  extend the Term or the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement without the consent of each Lender directly affected thereby other than any waiver of the application of the Default Rate hereunder;

(iii)                               alter, amend or modify the definition of the term Required Lenders, Section 2.20(a), Section 2.20(b), any provision regarding the pro rata treatment of or sharing of payments by the Lenders or requiring all Lenders to authorize the taking of any action or this Section 16.2(b);

(iv)                              release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all of the Lenders (other than Defaulting Lenders) (except for any release of Liens with respect to Collateral that is part of the Term Debt Priority Collateral if and to the extent required under the Intercreditor Agreement);

(v)                                 change the rights and duties of Agent or Issuer without the consent of Agent or each Issuer (as applicable);

(vi)                              [RESERVED];

(vii)                           either (x) increase the Advance Rates above the Advance Rates in effect on the Closing Date, or (y) make any modification to the definitions of Eligible Receivable, Eligible Unbilled Receivables Sublimit or Eligible Project Receivables, in any such case without the consent of all of the Lenders (other than Defaulting Lenders); or

(viii)                        release any Borrower or Guarantor without the consent of all of the Lenders (other than Defaulting Lenders).

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

Subject to the terms and conditions herein, including the conditions precedent set forth in Section 8.2 hereof, Agent and Lenders shall permit Revolving Advances at any time to exceed the Formula Amount by up to the Additional Borrowing Base Amount (the “Out-of-Formula Loans”). A request for an Advance of an Out-of-Formula Loan shall be made in accordance with, and subject to the same terms and conditions as, a Revolving Advance, including notice as required by Section 2.2; provided, however, that together with any request for an Out-of-Formula Loan, Borrowing Agent also shall certify that there have been no material changes in the information or the extent or value of the Accounts as specified in the most recently delivered Borrowing Base Certificate; and provided further, that the most recently delivered monthly report as to the aging of account receivables shall evidence Accounts in an amount that exceeds $80,000,000; and provided further, that to the extent that the amount of Accounts is less than $80,000,000, the Additional Borrowing Base Amount then available shall be reduced on a dollar for dollar basis to the extent such amount is less than $80,000,000. Notwithstanding anything herein to the contrary, Out-of-Formula Loans shall be deemed Revolving Advances, and part of the Obligations, for all purposes.

In addition to (and not in substitution of) the Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and five percent (105%) of the Formula Amount.

16.3                        Successors and Assigns; Participations; New Lenders.

(a)                                 This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)                                 Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Participant”); provided that no Lender may grant any such Participant any rights to consent with respect to any amendments, supplement, modification or waiver with respect to this Agreement or any Other Documents except that such Participant may be granted consent rights with respect to any amendments, supplement, modification or waiver requiring the consent of such Lender or of all Lenders under Section 16.2(b)(i), (ii) or (iv) (but provided further that if the Lender granting such participation is or at any time becomes a Defaulting Lender, no such Participant of any such Lender shall have any rights to consent greater than the voting rights of such Lender under such circumstances). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c)                                  Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, and with the consent of Borrowing Agent which shall not be unreasonably withheld or delayed (provided that no consent of the Borrowers shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrowing Agent shall be deemed to have consented to any such assignment unless the Borrowing Agent shall object thereto by written notice to Agent within five Business Days after having received notice thereof) may sell, assign or transfer all or any part of its rights and obligations under or relating to Advances under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. For the purposes of this Section 16.3 (c), “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender

(d)                                 Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Borrower hereby consents to the addition of such Purchasing CLO. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e)                                  Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f)                                   Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Borrower.

(g)                                  In the event that any Lender (i) gives notice under Section 3.8, (ii) requests compensation under Section 3.7, or requires the Borrower to pay any additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 3.10, (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Governmental Body (other than normal and customary supervision), or (v) Agent requests the consent of a Lender pursuant to Section 16.2 and such consent is denied, then either Borrower, at its sole expense upon notice to such Lender and the Administrative Agent, or Agent, at its option, may require such Lender to assign, without recourse (in accordance with the otherwise applicable requirements of this Section 16.3), its Revolving Commitment and interest in the Advances to Agent or to another Lender or to any other Person designated by the Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers; provided that in the case of any assignment resulting from a claim for increased compensation or amounts payable under Section 3.7 or 3.10, the assignment to the Designated Lenders must result in a reduction in such compensation or amounts payable. In the event Borrower or Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender in accordance with this paragraph, Agent will so notify such Lender and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent; provided that a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower or Agent to require such assignment and delegation cease to apply.

16.4                        Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

16.5                        Indemnity. Each Borrower shall indemnify Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, Issuer or any Lender in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, Issuer or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 16.5 by any Person under any Environmental Laws or similar laws by reason of any Borrower’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances. Additionally, if any Taxes (other than Excluded Taxes but including any Other Taxes) shall be payable by Agent, Lenders or Borrowers on account of the execution or delivery of this

Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 16.5 harmless from and against all liability in connection therewith.

16.6                        Notice. Any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a “Website Posting”) if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a)                                 In the case of hand-delivery, when delivered;

(b)                                 If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c)                                  In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d)                                 In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e)                                  In the case of electronic transmission, when actually received;

(f)                                   In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g)                                  If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

(A)                               If to Agent, Swing Loan Lender or AIC at:

Apollo Investment Corporation

c/o Apollo Capital Management, L.P.

9 West 57th Street

New York NY 10019

Attention: Joseph D. Glatt and Gregory W. Hunt

Telephone: (212) 515-3450

Facsimile: (646) 417-6605

with an additional copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Leonard Klingbaum

Telephone: (212) 446-4792

Facsimile: (212) 446-6460

(B)                               If to a Lender other than Agent, as specified on the signature pages hereof

(C)                               If to Borrowing Agent or any Borrower:

UniTek Global Services, Inc.

1777 Sentry Parkway West

Gwynedd Hall, Suite 202

Blue Bell, Pennsylvania 19422

Attention: Andrew J. Herning, Chief Financial Officer

Telephone: 267-464-1700

Facsimile: 484-493-1613

with a copy to:

Morgan, Lewis & Bockius LLP 1701 Market Street

Philadelphia, PA 19103-2921

Attention: Michael J. Pedrick

Telephone: (215) 963-4808

Facsimile: (215) 963-5001

16.7                        Survival. The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.16, 2.20(c) and 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8                        Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9                        Expenses. All costs and expenses including attorneys’ fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Issuer, Lenders and the other holders of the Obligations (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral or enforcement of this Agreement or any of the Other Documents, or (b) in connection with the preparation, negotiation, execution, delivery, entering into, syndication, modification, amendment and administration of this Agreement or any of the Other Documents or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent’s or any Lender’s rights hereunder or under any of the Other Documents and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Borrower or any Guarantor or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement or any of the Other Documents and all related agreements, documents and instruments, may be charged to Borrowers’ Account and shall be part of the Obligations.

16.10                 Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11                 Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12                 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13                 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF copy) shall be deemed to be an original signature hereto.

16.14                 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15                 Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

16.16                 Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

16.17                 Certifications From Banks and Participants; USA PATRIOT Act. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

Each of the parties has signed this Agreement as of the day and year first above written.

UNITEK GLOBAL SERVICES, INC.,
UNITEK ACQUISITION, INC.,
as Borrowers

By:	/s/ Andrew J. Herning
Name:	Andrew J. Herning
Title:	Chief Financial Officer

PINNACLE WIRELESS USA, INC.
UNITEK USA, LLC
ADVANCED COMMUNICATIONS
USA, INC.
DIRECTSAT USA, LLC
FTS USA, LLC,
as Borrowers

By:	/s/ Andrew J. Herning
Name:	Andrew Herring
Title:	Treasurer

[Signature Page to Revolving Credit and Security Agreement]

APOLLO INVESTMENT
CORPORATION, as Revolving Lender,
Swing Loan Lender and as Agent

By: Apollo Investment Management, L.P.,
as Advisor

By: ACC Management, LLC, as its General
Partner

By:	/s/ Ted Goldthorpe
Name:	Ted Goldthorpe
Title:	Authorized Signatory

Revolving Commitment Percentage: 100%
Revolving Commitment Amount: $75,000,000
Swing Loan Commitment Percentage: 100%

[Signature Page to Revolving Credit and Security Agreement]

EXHIBIT 1.2

BORROWING BASE CERTIFICATE

[***]

[Signature Page to Revolving Credit and Security Agreement]

EXHIBIT 1.2(a)

COMPLIANCE CERTIFICATE

[***]

2

EXHIBIT 2.1(a)

REVOLVING CREDIT NOTE

$75,000,000	July 10, 2013

FOR VALUE RECEIVED, UNITEK GLOBAL SERVICES, INC., a corporation organized under the laws of the State of Delaware (“UniTek Parent”), UNITEK ACQUISITION, INC., a corporation organized under the laws of the State of Delaware (“UniTek Acquisition”) PINNACLE WIRELESS USA, INC., a corporation organized under the laws of the State of Delaware (“Pinnacle”), UNITEK USA, LLC, a limited liability company organized under the laws of the State of Delaware (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a corporation organized under the laws of the State of Delaware (“Advanced Communications”), DIRECTSAT USA, LLC, a limited liability company organized under the laws of the State of Delaware (“DirectSat”) and FTS USA, LLC, a limited liability company organized under the laws of the State of Delaware (“FTS”; UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communications, DirectSat and FTS collectively, the “Borrowers”, and each a “Borrower”), hereby promise, jointly and severally, to pay, to APOLLO INVESTMENT CORPORATION (“Revolving Lender”), at the Payment Office of Agent at the address set forth in the Credit Agreement referenced below or at such other place as Agent may from time to time designate to Borrowers in writing: (i) at the end of the Term and/or (ii) earlier as provided in the Credit Agreement, the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or such greater or lesser sum which then represents Revolving Lender’s Revolving Commitment Percentage of the aggregate unpaid principal amount of all Revolving Advances made or extended to any Borrower by Revolving Lenders pursuant to Section 2.1(a) (or any other applicable provision) of the Credit Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time at the rate or rates from time to time in effect, as calculated as provided for in, and due and payable on the dates provided for under, the Credit Agreement.

THIS REVOLVING CREDIT NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Credit Agreement”), by and among the Borrowers named herein, each other Person hereafter joined thereto as a borrower from time to time, the various financial institutions named therein or which hereafter become a party thereto as lenders (collectively, the “Lenders”), and Apollo Investment Corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity (including any successor “Agent” appointed under the Credit Agreement), the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Credit Agreement.

This Revolving Credit Note is one of the Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon

3

the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified. Such provisions, and all other provisions of the Credit Agreement, are hereby incorporated by reference. This Revolving Credit Note is secured by certain Liens in the property and assets of Borrowers granted by Borrowers pursuant to the Credit Agreement and the Other Documents in favor of Agent, for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of the Obligations, which such Liens are subject to the provisions of the Intercreditor Agreement.

THIS REVOLVING CREDIT NOTE, AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. This Revolving Credit Note shall be binding upon and inure to the benefit of Borrowers, Agent and Revolving Lender and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Revolving Credit Note without the prior written consent of Agent and each Lender. Without limiting the generality of the general incorporation of the Credit Agreement herein provided for above, the provisions of Section 16.1 of the Credit Agreement regarding consents to and waivers regarding jurisdiction and venue, Section 16.5 of the Credit Agreement regarding indemnities, Section 16.6 of the Credit Agreement regarding notices, Section 16.7 of the Credit Agreement regarding survival of certain provisions and obligations, Section 16.9 of the Credit Agreement regarding expenses, Section 16.10 of the Credit Agreement regarding injunctive relief and Article XII of the Credit Agreement regarding certain waivers including waivers of the rights of jury trial are hereby specifically incorporated by reference. If any part of this Revolving Credit Note is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note the day and year first written above intending to be legally bound hereby.

UNITEK GLOBAL SERVICES, INC.

UNITEK ACQUISITION, INC.

PINNACLE WIRELESS USA, INC.

UNITEK USA, LLC

ADVANCED COMMUNICATIONS USA, INC.

DIRECTSAT USA, LLC

FTS USA, LLC

BY:
Name:
Title:

EXHIBIT 2.4(a)

SWING LOAN NOTE

$[ ]	[ ], 20[ ]

FOR VALUE RECEIVED, UNITEK GLOBAL SERVICES, INC., a corporation organized under the laws of the State of Delaware (“UniTek Parent”), UNITEK ACQUISITION, INC., a corporation organized under the laws of the State of Delaware (“UniTek Acquisition”) PINNACLE WIRELESS USA, INC., a corporation organized under the laws of the State of Delaware (“Pinnacle”), UNITEK USA, LLC, a limited liability company organized under the laws of the State of Delaware (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a corporation organized under the laws of the State of Delaware (“Advanced Communications”), DIRECTSAT USA, LLC, a limited liability company organized under the laws of the State of Delaware (“DirectSat”) and FTS USA, LLC, a limited liability company organized under the laws of the State of Delaware (“FTS”; UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communications, DirectSat and FTS collectively, the “Borrowers”, and each a “Borrower”), hereby promise, jointly and severally, to pay, to APOLLO INVESTMENT CORPORATION (“Swing Loan Lender”), at the Payment Office of Agent at the address set forth in the Credit Agreement referenced below or at such other place as Agent may from time to time designate to Borrowers in writing: (i) at the end of the Term and/or (ii) earlier as provided in the Credit Agreement, the principal sum of [          ] ($[         ]) or such greater or lesser sum which then represents the aggregate unpaid principal amount of all Swing Loans made or extended to any Borrower by Swing Loan Lender pursuant to Section 2.4 (or any other applicable provision) of the Credit Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time at the rate or rates from time to time in effect, as calculated as provided for in, and due and payable on the dates provided for under, the Credit Agreement.

THIS SWING LOAN NOTE is executed and delivered under and pursuant to the terms of that certain Revolving Credit and Security Agreement, dated as of July 10, 2013 (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Credit Agreement”), by and among the Borrowers named herein, each other Person hereafter joined thereto as a borrower from time to time, the various financial institutions named therein or which hereafter become a party thereto as lenders (collectively, the “Lenders”), and Apollo Investment Corporation, as agent for the Lenders (in such capacity, together with its successors and assigns in such capacity (including any successor “Agent” appointed under the Credit Agreement), the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Credit Agreement.

This Swing Loan Note is one of the Notes referred to in the Credit Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions

[Signature Page to Revolving Credit and Security Agreement]

therein specified. Such provisions, and all other provisions of the Credit Agreement, are hereby incorporated by reference. This Swing Loan Note is secured by certain Liens in the property and assets of Borrowers granted by Borrowers pursuant to the Credit Agreement and the Other Documents in favor of Agent, for its benefit and for the ratable benefit of each Lender, Issuer and each other holder of the Obligations, which such Liens are subject to the provisions of the Intercreditor Agreement.

THIS SWING LOAN NOTE, AND ALL MATTERS RELATING HERETO AND ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. This Swing Loan Note shall be binding upon and inure to the benefit of Borrowers, Agent and Swing Loan Lender and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Swing Loan Note without the prior written consent of Agent and each Lender. Without limiting the generality of the general incorporation of the Credit Agreement herein provided for above, the provisions of Section 16.1 of the Credit Agreement regarding consents to and waivers regarding jurisdiction and venue, Section 16.5 of the Credit Agreement regarding indemnities, Section 16.6 of the Credit Agreement regarding notices, Section 16.7 of the Credit Agreement regarding survival of certain provisions and obligations, Section 16.9 of the Credit Agreement regarding expenses, Section 16.10 of the Credit Agreement regarding injunctive relief and Article XII of the Credit Agreement regarding certain waivers including waivers of the rights of jury trial are hereby specifically incorporated by reference. If any part of this Swing Loan Note is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the undersigned have executed this Swing Loan Note the day and year first written above intending to be legally bound hereby.

UNITEK GLOBAL SERVICES, INC.

UNITEK ACQUISITION, INC.

PINNACLE WIRELESS USA, INC.

UNITEK USA, LLC

ADVANCED COMMUNICATIONS USA, INC.

DIRECTSAT USA, LLC

FTS USA, LLC

BY:
Name:
Title:

EXHIBIT 5.5(b)

FINANCIAL PROJECTIONS

[***]

EXHIBIT 8.1(j)

FINANCIAL CONDITION CERTIFICATE

[***]

EXHIBIT 16.3

FORM OF COMMITMENT TRANSFER SUPPLEMENT

[***]

Schedule 1.2

Permitted Encumbrances

[***]

Schedule 2.9

Letters of Credit

[***]

Schedule 4.5

Equipment and Inventory Locations; Place of Business,

Chief Executive Office, Real Property

[***]

Schedule 4.15

Deposit and Investment Accounts

[***]

Schedule 5.1

Consents

None.

1

Schedule 5.2(a)

States of Qualification and Good Standing

Exact Legal Name of Each Loan Party	State of Incorporation/Formation	Foreign Qualifications*

UniTek Global Services, Inc.	DE	NJ, OK, PA

UniTek Acquisition, Inc.	DE	AL, PA (application pending)

Pinnacle Wireless USA, Inc.	DE	AL, AR, AZ, CA, CT, DC, FL, GA, HI, IA, IL, IN, KS, LA, MA, MD, ME, MI, MN, MO, MS, MT, NC, NE, NJ, NM, NV, NY, OK, OR, PA, RI, SC, TX, UT, VA, VT, WA, WV, WI

UniTek USA, LLC	DE	NY, PA

Advanced Communications USA, Inc.	DE	AZ, CA, DC, FL, GA, IL, IN, KS, LA, MD, MN, MO, MS, NC, NE, NJ, NM, NV, OH, PA, RI, TN, TX, VA

DirectSat USA, LLC	DE	AZ, CA, CO, DC, IA, ID, IL, IN, KS, KY, MD, MI, MN, MO, MT, ND, NE, NV, NY, OH, OR, PA, SD, TX, UT, VA, WA, WI, WV, WY

FTS USA, LLC	DE	AL, AR, CT, FL, GA, LA, MA, MD, MI, MS, NC, NY, OH, OK, SC, TN, TX, VA, VT

2

Schedule 5.2(b)

Subsidiaries

Subsidiaries

Loan Party	Name of Subsidiary	Jursidiction	% Ownership

UniTek Global Services, Inc.	UniTek Acquisition, Inc.	DE	100%

UniTek Acquisition, Inc.	Pinnacle Wireless USA, Inc.	DE	100%

UniTek Acquisition, Inc	UniTek USA, LLC	DE	100%

UniTek Acquisition, Inc	Nex-Link USA Communications, Inc.	CA	100%

UniTek USA, LLC	Advanced Communications USA, Inc.	DE	100%

UniTek USA, LLC	DirectSat USA, LLC	DE	100%

UniTek USA, LLC	FTS USA, LLC	DE	100%

UniTek USA, LLC	Wirecomm Systems (2008), Inc.	Ontario CN	100%

UniTek USA, LLC	UniTek Canada, Inc.	Ontario CN	100%

Inactive Subsidiaries

Nex-Link USA Communications, Inc.

Foreign Subsidiaries

Wirecomm Systems (2008), Inc.

UniTek Canada, Inc.

3

Schedule 5.4

Federal Tax Identification Number

[***]

4

Schedule 5.6

Prior Names

Name	Change	Date

1. UniTek Global Services, Inc.	Previous Name — Berliner Communications, Inc.	6/04/2010

2. Berliner Communications, Inc.	Previous Name — Novo Networks, Inc.	9/16/2005

3. Advanced Communications USA, Inc.	Converted from limited liability company to corporation; previously Advanced Communications USA, LLC	10/22/2010

4. Nexlink Global Services, Inc.	Previous Name — BCI Communications, Inc.	9/19/2011

5. Pinnacle Wireless USA, Inc.	Previous Name — Nexlink Global Services, Inc.	12/17/2012

Unitek Global Services, Inc., merged with Berliner Communications, Inc. on January 27, 2010, an Amended and Restated Certificate of Incorporation was filed with the State of Delaware on June 4, 2010 changing the name from Berliner Communications, Inc. to UniTek Global Services, Inc.

On February 18, 2005, Berliner Communications, Inc. entered into an asset purchase agreement with Novo Networks, Inc., a company shell with no operations and Novo’s newly-formed, wholly-owned subsidiary, BCI Communications, Inc. As part of the transaction, BCI acquired the operations and substantially all of the assets and liabilities of Berliner Communications, Inc. Berliner Communications, Inc. changed its name to Old Berliner, Inc. As part of that transaction, Old Berliner received Novo network shares which ultimately amounted to approximately 80% of the ownership of Berliner Communications, Inc. On September 16, 2005, Novo changed its name to Berliner Communications, Inc.

Due to the licensing requirements in the states Advanced Communications USA, LLC operates in, a change in corporate structure was made from the limited liability company to that of an S corporation effective October 22, 2010, filed with the state of Delaware.

In an effort to both market and consolidate the wireline construction and wireless divisions, a business name change was made from BCI Communications, Inc. to Nexlink Global Services, Inc. effective September 19, 2011, filed with the State of Delaware.

In the effort to rebrand and combine its integrated carrier and specialty wireless business unit into one customer-facing organization, a business name change was made from Nexlink Global Services, Inc. to Pinnacle Wireless USA, Inc. effective December 17, 2012, filed with the State of Delaware.

Advanced Communications USA, Inc. sometimes does business under the following “d/b/a” name:  NexLink Communications.

5

Schedule 5.8(b)

Litigation

The following three class action law suits have been filed in the United States District Court for the Eastern District of Pennsylvania against UniTek Global Services, Inc. and certain current and former officers of UniTek Global Services, Inc.: Robert Strougo vs. Unitek Global Services, Inc, et al., Civil Action NO. 13-cv-2580; Alfred Minotti vs.Unitek Global Services, Inc, et al., Civil Action NO.: 13-cv-2119 and Robert Harvey vs. Unitek Global Services, Inc, et al., Civil Action NO.: 13-cv-2514. Motions to consolidate the cases, appoint lead plaintiff and counsel are pending. The cases allege that defendants made misstatements and omissions regarding the company’s business, its financial condition, and its internal controls and systems in violation of section 10(b) and section 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder.

6

Schedule 5.8(d)

Plans

[***]

7

Schedule 5.9

Intellectual Property, Source Code Escrow Agreements

[***]

8

Schedule 5.10

Licenses and Permits

None.

9

Schedule 5.14

Labor Disputes

None.

10

Schedule 5.27

Equity Interests

Loan Party	Interest Issued	Record and Beneficial Owner	Percentage Ownership	Certificate Numbers
UniTek Global Services, Inc.(1)	4,686,196 common shares	Unitek Interposed LP	25.06%	—
	1,155,860 common shares	Waterfield Asset Management	6.18%	—
	965,059 common shares	Eubel Brady & Suttman Asset Management	5.16%	—
	945,000 common shares	Red Oak Partners	5.05%	—
	821,890 common shares	North Star Advisors	4.39%	—

UniTek Acquisition, Inc.	1,000 common shares	UniTek Global Services, Inc.	100%	01

Pinnacle Wireless USA, Inc.	1,000 common shares	UniTek Acquisition, Inc.	100%	C-3

UniTek USA, LLC	100% membership interest	UniTek Acquisition, Inc.	100%	N/A

Advanced Communications USA, Inc.	5,000 common shares	UniTek USA, LLC	100%	1

DirectSat USA, LLC	100% membership interest	UniTek USA, LLC	100%	N/A

FTS USA, LLC	100% membership interest	UniTek USA, LLC	100%	N/A

(1)  The list of the top five shareholders of UniTek Global Services, Inc. is based on available data from filings with the Securities and Exchange Commission.

11

Schedule 5.28

Commercial Tort Claims

None.

12

Schedule 5.29

Letter of Credit Rights

None.

13

Schedule 5.30

Material Contracts

[***]

14

Schedule 7.3

Existing Guarantees

None.

15

Schedule 7.5(e)

Advances, Loans, Extensions

None.

16

Schedule 7.8

Existing Indebtedness

Earnout payments pursuant to that certain Asset Purchase Agreement, dated as of September 14, 2012, by and between UniTek Global Services, Inc., DirectSat USA, LLC, Skylink, LTD and Mr. John Larbus.

17